EXHIBIT 10.1











                             AMERICAN BILTRITE INC.
                              K&M ASSOCIATES L.P.

                                CREDIT AGREEMENT


                          Dated as of October 14, 2003


                   FLEET NATIONAL BANK, Administrative Agent













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                               TABLE OF CONTENTS

                                                                                                                 Page

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1.       Definitions..............................................................................................1
2.       The Credits.............................................................................................21
         2.1.     Revolving Credit...............................................................................21
         2.2.     Letters of Credit..............................................................................22
         2.3.     Application of Proceeds........................................................................24
3.       Interest; Pricing Options; Fees.........................................................................24
         3.1.     Interest.......................................................................................24
         3.2.     LIBOR Pricing Options..........................................................................25
         3.3.     Fixed Rate Pricing Options.....................................................................27
         3.4.     Unused Line Fees...............................................................................27
         3.5.     Letter of Credit Fees..........................................................................28
         3.6.     Computations of Interest and Fees..............................................................29
         3.7.     Maximum Lawful Interest Rate...................................................................29
4.       Payment.................................................................................................29
         4.1.     Payment at Maturity............................................................................29
         4.2.     Voluntary Prepayments..........................................................................29
         4.3.     Letters of Credit..............................................................................30
         4.4.     Reborrowing; Application of Payments, etc......................................................30
5.       Conditions to Extending Credit..........................................................................30
         5.1.     Conditions on Initial Closing Date.............................................................30
         5.2.     Conditions to Each Extension of Credit.........................................................32
6.       General Covenants.......................................................................................32
         6.1.     Taxes and Other Charges; Accounts Payable......................................................32
         6.2.     Conduct of Business, etc.......................................................................33
         6.3.     Insurance......................................................................................34
         6.4.     Financial Statements and Reports...............................................................34
         6.5.     Certain Financial Tests........................................................................37
         6.6.     Indebtedness...................................................................................38
         6.7.     Liens..........................................................................................39
         6.8.     Investments and Acquisitions...................................................................40
         6.9.     Distributions..................................................................................42
         6.10.    Issuance of Equity by Subsidiaries; Subsidiary Distributions...................................42
         6.11.    Voluntary Prepayments of Other Indebtedness....................................................42
         6.12.    Negative Pledge Clauses........................................................................43
         6.13.    ERISA, etc.....................................................................................43
         6.14.    Transactions with Affiliates...................................................................43
         6.15.    Environmental Laws.............................................................................43
7.       Representations and Warranties..........................................................................43
         7.1.     Organization and Business......................................................................43

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         7.2.     Financial Statements and Other Information; Material Agreements................................44
         7.3.     Agreements Relating to Financing Debt, Investments, etc........................................45
         7.4.     Changes in Condition...........................................................................45
         7.5.     Title to Assets................................................................................45
         7.6.     Operations in Conformity With Law, etc.........................................................45
         7.7.     Litigation.....................................................................................45
         7.8.     Authorization and Enforceability...............................................................46
         7.9.     No Legal Obstacle to Agreements................................................................46
         7.10.    Defaults.......................................................................................47
         7.11.    Licenses, etc..................................................................................47
         7.12.    Pension Plans..................................................................................47
         7.13.    Environmental Regulations......................................................................47
         7.14.    Government Regulation; Margin Stock............................................................47
         7.15.    Disclosure.....................................................................................48
8.       Defaults................................................................................................48
         8.1.     Events of Default..............................................................................48
         8.2.     Certain Actions Following an Event of Default..................................................51
         8.3.     Annulment of Defaults..........................................................................52
         8.4.     Waivers........................................................................................52
9.       Expenses; Indemnity.....................................................................................53
         9.1.     Expenses.......................................................................................53
         9.2.     General Indemnity..............................................................................53
         9.3.     Indemnity With Respect to Letters of Credit....................................................54
10.      Operations; Agent.......................................................................................54
         10.1.    Interests in Credits...........................................................................54
         10.2.    Agent's Authority to Act, etc..................................................................54
         10.3.    Lender Operations for Advances, Letters of Credit, etc.........................................55
         10.4.    Sharing of Payments, etc.......................................................................56
         10.5.    Agent's Resignation............................................................................57
         10.6.    Concerning the Agent...........................................................................57
         10.7.    Rights as a Lender.............................................................................58
         10.8.    Independent Credit Decision....................................................................58
         10.9.    Indemnification................................................................................59
11.      Successors and Assigns; Lender Assignments and Participations...........................................59
         11.1.    Assignments by Lenders.........................................................................59
         11.2.    Credit Participants............................................................................62
         11.3.    Special Purpose Funding Vehicles...............................................................63
12.      Confidentiality.........................................................................................63
13.      Notices.................................................................................................64
14.      Amendments, Consents, Waivers, etc......................................................................64
         14.1.    Lender Consents for Amendments.................................................................64
         14.2.    Course of Dealing; No Implied Waivers..........................................................66
15.      General Provisions......................................................................................66
         15.1.    Defeasance.....................................................................................66
         15.2.    No Strict Construction.........................................................................66
         15.3.    Venue; Service of Process; Certain Waivers.....................................................66

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         15.4.    WAIVER OF JURY TRIAL...........................................................................67
         15.5.    Interpretation; Governing Law; etc.............................................................67

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                                CREDIT AGREEMENT

         This Agreement, dated as of October 14, 2003, is among American Biltrite Inc., a Delaware corporation ("American Biltrite"), K&M Associates L.P., a Rhode Island limited partnership ("K & M"; American Biltrite and K&M being, collectively but jointly and severally, the "Borrower"), the Lenders from time to time party hereto and Fleet National Bank, both in its capacity as a Lender and in its capacity as administrative agent for the Lenders. The parties agree as follows:

         Recitals: Pursuant to this Agreement, the Lenders are extending to the Borrower a $25,000,000 secured revolving credit facility, including a $5,000,000 sub-allotment for Letters of Credit. All the credit facilities mature on March 1, 2004. The proceeds of these credit facilities may be used for general corporate purposes as provided herein.

1. Definitions. Certain capitalized terms are used in this Agreement and in the other Credit Documents with the specific meanings defined below in this Section 1.

         "Affiliate" means, with respect to the Company (or any other specified Person), any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with the Company (or such specified Person), and shall include (a) any officer or director or general partner of the Company (or such specified Person), (b) any Person of which the Company (or such specified Person) or any Affiliate (as defined in clause (a) above) of the Company (or such specified Person) shall, directly or indirectly, beneficially own either (i) at least 10% of the outstanding equity securities having the general power to vote or (ii) at least 10% of all equity interests and (c) any Person directly or indirectly controlling the Company (or such specified Person) through a management agreement, voting agreement or other contract.

         "Agent" means Fleet in its capacity as administrative agent for the Lenders hereunder, as well as its successors and assigns in such capacity pursuant to Section 10.5.

         "Agreement" means this Credit Agreement as from time to time amended, modified and in effect.

         "American Biltrite" is defined in the preamble.

         "Applicable Margin" means the amount in the table below set opposite the Reference Leverage Ratio for such date:

------------------------------------ -------------------------
   Reference Leverage Ratio             Applicable Margin
------------------------------------ -------------------------
              > 300%                         250 b.p.
              -
------------------------------------ -------------------------
           > 250% < 300%                     200 b.p.
           -
------------------------------------ -------------------------
           > 201% < 250%                     150 b.p.
           -
------------------------------------ -------------------------
           > 101% < 200%                     125 b.p.
           -
------------------------------------ -------------------------
              < 100%                         100 b.p.
              -
------------------------------------ -------------------------
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Changes in the Applicable Margin shall occur on the third Banking Day after quarterly financial statements have been furnished to the Agent in accordance with Sections 6.4.1 or 6.4.2 from time to time. In the event that the financial statements required to be delivered pursuant to Section 6.4.1 or 6.4.2, as applicable, are not delivered when due, then during the period from the third Banking Day following the date such financial statements were due until the third Banking Day following the date on which they are actually delivered, the Applicable Margin shall be the maximum amount set forth in the table above.

         "Applicable Rate" means, at any date, the sum of:

(a) (i) with respect to each portion of the Loan subject to a LIBOR Pricing Option, the sum of the Applicable Margin (which may change during the LIBOR Interest Period for such LIBOR Pricing Option in accordance with the definition of "Applicable Margin") plus the LIBOR Rate with respect to such LIBOR Pricing Option;

         (ii) with respect to each portion of the Loan subject to a Fixed Rate Pricing Option, the sum of the Applicable Margin plus the Fixed Rate with respect to such Fixed Rate Pricing Option;

         (iii) with respect to each other portion of the Loan, the Base Rate;

plus (b) an additional 4% per annum effective on the day written notice from the Agent has been delivered to the Borrower that the interest rates hereunder are increasing as a result of the occurrence and continuance of an Event of Default until the earlier of such time as (i) such Event of Default is no longer continuing or (ii) such Event of Default is deemed no longer to exist, in each case pursuant to Section 8.3.

         "Assignee" is defined in Section 11.1.1.

         "Assignment and Acceptance" is defined in Section 11.1.1.

         "Banking Day" means any day other than Saturday, Sunday or a day on which banks in Boston, Massachusetts are authorized or required by law or other governmental action to close.

         "Bankruptcy Code" means Title 11 of the United States Code.

         "Bankruptcy Default" means an Event of Default referred to in Section 8.1.10.

         "Base Rate" means, on any date, the greater of (a) the rate of interest announced by Fleet at the Boston Office as its prime rate or (b) the sum of 1/2% plus the Federal Funds Rate. The Base Rate is a reference rate and does not necessarily represent the lowest or best rate being charged to any customer. Changes in the rate of interest resulting from changes in the Base Rate shall take place immediately without notice or demand of any kind.

         "Borrower" is defined in the preamble.


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         "Borrowing Base" means, on any date, the sum of the following, but only with respect to the Company, the Tape Subsidiaries and K&M:

         (a)      70% of Eligible Accounts Receivable,

         plus     (b)  35% of Eligible Inventory,

         plus     (c)  20% of Eligible Fixed Assets,

         minus    (d)  Indebtedness owed to the Noteholders;

         provided, however, that the Borrowing Base shall be reduced to $1.00 during any period when the Company has failed to furnish the computation of the Borrowing Base required by Section 6.4.3, commencing seven days following notice to the Borrower of its failure to furnish the computation.

         "Boston Office" means the principal banking office of Fleet in Boston, Massachusetts.

         "By-laws" means all written by-laws, rules, regulations and all other documents relating to the management, governance or internal regulation of any Person other than an individual, all as from time to time in effect.

         "Capital Expenditures" means, for any period, amounts added or required to be added to the property, plant and equipment or other fixed assets account on the Consolidated balance sheet of the Company and its Subsidiaries, prepared in accordance with GAAP.

         "Capitalized Lease" means any lease which is required to be capitalized on the balance sheet of the lessee in accordance with GAAP, including Statement Nos. 13 and 98 of the Financial Accounting Standards Board.

         "Capitalized Lease Obligations" means the amount of the liability reflecting the aggregate discounted amount of future payments under all Capitalized Leases calculated in accordance with GAAP, including Statement Nos. 13 and 98 of the Financial Accounting Standards Board.

         "Cash Equivalents" means:

         (a) negotiable certificates of deposit, time deposits (including sweep accounts), demand deposits and bankers' acceptances having a maturity of nine months or less and issued by any United States financial institution having capital and surplus and undivided profits aggregating at least $100,000,000 and rated at least Prime-1 by Moody's or A-1 by S&P or issued by any Lender;

         (b) corporate obligations having a maturity of nine months or less and rated at least Prime-1 by Moody's or A-1 by S&P or issued by any Lender;

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         (c) any direct obligation of the United States of America or any agency or instrumentality thereof, or of any state or municipality thereof, (i) which has a remaining maturity at the time of purchase of not more than one year or which is subject to a fully collateralized repurchase agreement with any Lender (or any other financial institution referred to in clause (a) above) exercisable within one year from the time of purchase and (ii) which, in the case of obligations of any state or municipality, is rated at least Aaa by Moody's or AAA by S & P; and

         (d) any mutual fund or other pooled investment vehicle rated at least Aa by Moody's or AA by S&P which invests principally in obligations described above.

         "CERCLA" means the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980.

         "Charter" means the articles of organization, certificate of incorporation, statute, constitution, joint venture agreement, partnership agreement, trust indenture, limited liability company agreement or other charter document of any Person other than an individual, each as from time to time in effect.

         "Closing Date" means the Initial Closing Date and each other date on which any extension of credit is made pursuant to Sections 2.1 or 2.2.

         "Code" means the federal Internal Revenue Code of 1986.

         "Commitment" means, with respect to any Lender, such Lender's obligations to extend the respective credits contemplated by Section 2 and its interests in such credits at any time outstanding. The original Commitments are set forth in Exhibit 10.1 and the subsequent Commitments are recorded from time to time in the Register.

         "Company" means American Biltrite Inc., a Delaware corporation.

         "Computation Covenants" means Sections 6.5, 6.6.2, 6.6.10, 6.8.5, 6.8.6, 6.9.2, 6.11.2 and 6.13.

         "Congoleum" means Congoleum Corporation, a subsidiary (but not a Subsidiary) of the Company, and/or any of its direct or indirect subsidiaries.

         "Congoleum Joint Venture Agreement" means the Joint Venture Agreement dated as of December 16, 1992 by and among the Company, Resilient Holdings, Incorporated, Congoleum, Hillside Industries Incorporated and Hillside Capital Incorporated, as amended.

         "Congoleum Plan" means the Joint Prepackaged Plan of Reorganization of Congoleum under Chapter 11 of the Bankruptcy Code, substantially in the form attached hereto as Exhibit 1(a) as the same may be amended to the extent permitted by Section 6.16 of this Agreement.

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         "Congoleum Plan Note" means the promissory note to be issued by
Congoleum to the Congoleum Plan Trust substantially in the form attached hereto as Exhibit 1(b) as the same may be amended to the extent permitted by Section
6.16 of this Agreement.

         "Congoleum Plan Trust" means the trust to be established upon consummation of the Congoleum Plan as the same may be amended to the extent permitted by Section 6.16 of this Agreement.

         "Consolidated" and "Consolidating", when used with reference to any term, mean that term as applied to the accounts of the Company (or other specified Person) and all of its Subsidiaries (or other specified group of Persons), or such of its Subsidiaries as may be specified, consolidated (or combined) or consolidating (or combining), as the case may be, in accordance with GAAP (except that Congoleum shall be accounted for on the equity method) and with appropriate deductions for minority interests in Subsidiaries.

         "Consolidated Adjusted EBITDA" means, for any period, the total of:

         (a) Consolidated EBITDA; minus

         (b) Capital Expenditures except (i) to the extent attributable to Capitalized Lease Obligations or (ii) financed with the proceeds of Financing Debt; minus

         (c) any dividends paid or payable in cash by the Company or any of its Subsidiaries to third parties; minus

         (d) the aggregate amount paid by the Company and its Subsidiaries to repurchase shares of capital stock and options to purchase shares of capital stock, in each case excluding any such payments made prior to June 30, 2003; minus

         (e) any income taxes paid or payable in cash by the Company or any of its Subsidiaries.

         "Consolidated Current Assets" means, at any date, all amounts carried as current assets on the balance sheet of the Company and its Subsidiaries determined in accordance with GAAP on a Consolidated basis, excluding cash and Cash Equivalents.

         "Consolidated Current Liabilities" means, at any date, all amounts that are or should be carried as current liabilities on the balance sheet of the Company and its Subsidiaries determined in accordance with GAAP on a Consolidated basis, excluding the current portion of long-term Financing Debt and the Revolving Loan, each to the extent they are included in Consolidated Interest Expense.

         "Consolidated EBITDA" means, for any period, the total of:

         (a)     Consolidated Net Income; plus

         (b) all amounts deducted in computing such Consolidated Net Income in respect of:

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                  (i) depreciation, amortization and unusual noncash charges
(other than the write-down of current assets),

                  (ii) interest expense, and

                  (iii) income tax expense, minus

         (c) all cash payments made during such period on account of reserves, restructuring charges and other noncash charges added back to Consolidated EBITDA in a previous period, minus

         (d) all amounts included in Consolidated Net Income in respect of deferred income tax benefits and other noncash income items, except such amounts that have been deducted from Consolidated EBITDA in a previous period.

         "Consolidated Interest Expense" means, for any period, the total of:

         (a) the aggregate amount of interest, including commitment fees, payments in the nature of interest under Capitalized Leases and net payments under hedge agreements, accrued by the Company and its Subsidiaries reporting Congoleum on the equity method (whether such interest is reflected as an item of expense or capitalized), minus

         (b) to the extent otherwise included in clause (a) above, the amortization of deferred financing fees and costs, original issue discount relating to Indebtedness and accrued interest on Indebtedness not paid in cash to the extent permitted by the terms, including subordination terms, of such Indebtedness (including PIK Interest), plus

         (c) actual cash payments with respect to accrued and unpaid interest (including PIK Interest) that has previously reduced Consolidated Interest Expense pursuant to clause (b) above, plus

         (d) the current portion of long-term Financing Debt (other than the Revolving Loan) and the aggregate principal amount of indebtedness for borrowed money owed to the Noteholders.

         "Consolidated Net Income" means, for any period, net income (or loss) from continuing operations (excluding in all events, net income (or loss) relating to Janus Flooring Corporation) of the Company and its Subsidiaries reporting Congoleum on the equity method, excluding:

         (a) extraordinary gains (net of any extraordinary losses up to the amount of any extraordinary gains),

         (b) net income of any Person (other than a Subsidiary) in which the Company or any of its Subsidiaries has an ownership interest, unless those net earnings have actually been received in the form of cash for distributions,

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         (c) any portion of the net income of any Subsidiary which for any reason is unavailable to pay dividends to the Company or any other Subsidiary,

         (d) any aggregate net gain (in excess of any net losses) arising from the sale, exchange or other disposition of capital assets (such term to include all fixed assets, whether tangible or intangible, all inventory sold in conjunction with the disposition of fixed assets, and all securities),

         (e) any write-up of any asset,

         (f) any gain arising from the acquisition of any securities of the Company or any of its Subsidiaries,

         (g) net income or gain (but not any loss) resulting from a change in accounting, an extraordinary event or prior period adjustments, and

         (h) the income (or loss) of any Person accrued to the date it becomes a Subsidiary.

         "Consolidated Net Working Capital" means, at any date, the amount (whether positive or negative) equal to (a) Consolidated Current Assets minus
(b) Consolidated Current Liabilities.

         Consolidated Net Working Capital increases when it becomes more positive or less negative, and decreases when it becomes less positive or more negative.

         "Consolidated Tangible Net Worth" means the aggregate amount of (a) capital stock (less any treasury stock, capital stock subscribed and unissued and other contra-equity accounts, (b) surplus, (c) foreign currency translation adjustments made after June 30, 2003, and (d) retained earnings of the Company and it Subsidiaries reporting Congoleum on the equity method, excluding (i) any inter-company balances, (ii) intangibles, (iii) any change in the value of the Company's Investments in Congoleum as reflected on the Company's balance sheet as of December 31, 2002 and (iv) the cumulative amount of any net write-up of asset values after the audit immediately preceding the Closing Date.

         "Consolidated Total Debt" means, at any date, all Financing Debt of the Company and its Subsidiaries on a Consolidated basis.

         "Consolidated Total Liabilities" means, at any date, total liabilities of the Company and its Subsidiaries on a Consolidated basis, reduced by any rights, proceeds or funds available due to or in connection with any insurance, and excluding in all events Indebtedness in connection with or contemplated by the Congoleum Joint Venture Agreement, Congoleum Plan, Congoleum Plan Note and Congoleum Plan Trust.

         "Credit Documents" means:

         (a) this Agreement, the Notes, each Letter of Credit, each draft presented or accepted under a Letter of Credit, the Security Agreement, the Intercreditor Agreement, the Guarantee

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Agreement, the fee agreement contemplated by Section 5.1.2, the extension fee agreement contemplated by Section 5.1.8, each as from time to time in effect;
and

         (b) any other present or future agreement or instrument from time to time entered into among the Company, any of its Subsidiaries or any other Obligor, on one hand, and the Agent, any Letter of Credit Issuer or all the Lenders, on the other hand, relating to, amending or modifying this Agreement or any other Credit Document referred to above or which is stated to be a Credit Document, each as from time to time in effect.

         "Credit Obligations" means all present and future liabilities, obligations and Indebtedness of the Company, any of its Subsidiaries or any other Obligor owing to the Agent or any Lender (or any Affiliate of a Lender) under or in connection with this Agreement or any other Credit Document, including obligations in respect of principal, interest, reimbursement obligations under Letters of Credit provided by a Lender (or an Affiliate of a Lender) at the time of the issuance thereof, commitment fees, Letter of Credit fees, amounts provided for in Sections 3.2.4, 3.5 and 9 and other fees, charges, indemnities and expenses from time to time owing hereunder or under any other Credit Document (all whether accruing before or after a Bankruptcy Default and regardless of whether allowed as a claim in bankruptcy or similar proceedings).

         "Credit Participant" is defined in Section 11.2.

         "Credit Security" means all assets now or from time to time hereafter subjected to a security interest, mortgage or charge (or intended or required so to be subjected, in each case, pursuant to the Security Agreement or any other Credit Document) to secure the payment or performance of any of the Credit Obligations on a pari passu, ratable basis among the holders of the Credit Obligations, including the assets described in Section 3.1 of the Security Agreement.

         "Default" means any Event of Default and any event or condition which with the passage of time or giving of notice, or both, would become an Event of Default, including the filing against the Company, any of its Subsidiaries or any other Obligor of a petition commencing an involuntary case under the Bankruptcy Code.

         "Distribution" means, with respect to the Company (or other specified Person):

         (a) the declaration or payment of any dividend or distribution on or in respect of any shares of any class of capital stock of or other equity interests in the Company (or such specified Person);

         (b) the purchase, redemption or other retirement of any shares of any class of capital stock of or other equity interest in the Company (or such specified Person) or any of its Subsidiaries, or of options, warrants or other rights for the purchase of such shares, directly, indirectly through a Subsidiary or corporate parent or otherwise;

         (c) any other distribution on or in respect of any shares of any class of capital stock of or equity or other beneficial interest in the Company (or such specified Person);

         (d) any payment of principal, interest or fees with respect to, or any purchase, redemption or defeasance of, any Financing Debt of the Company (or such specified Person) or any of its Subsidiaries which by its terms or the terms of any agreement is subordinated to the payment of the Credit Obligations; and

         (e) any payment, loan or advance by the Company (or such specified Person) to, or any other Investment by the Company (or such specified Person) in, the holder of any shares of any class of capital stock of or equity interest in the Company (or such specified Person) or any of its Subsidiaries, or any Affiliate of such holder (including the payment of management and transaction fees and expenses);

provided, however, that the term "Distribution" shall not include (i) dividends payable in, or conversion of securities into, perpetual common stock of or other similar equity interests in the Company (or such specified Person), (ii) the issuance of PIK Interest or (iii) payments in the ordinary course of business in respect of (A) reasonable compensation paid to employees, officers and directors, (B) advances and reimbursements to employees for travel expenses, drawing accounts, relocation costs and similar expenditures, or (C) rent paid to, or accounts payable for services rendered or goods sold by, non-Affiliates that own capital stock of or other equity interests in the Company (or such specified Person) or any of its Subsidiaries.

         "Domestic Subsidiary" means any Subsidiary that is not a Foreign Subsidiary.

         "Eligible Accounts Receivable" means, at any date, the remainder of:

         (a) the aggregate amount carried as accounts receivable (reduced appropriately for doubtful accounts and customer returns) on the most recent borrowing base report of the Company, the Tape Subsidiaries and K&M delivered in accordance with Section 6.4.3, minus (b) the aggregate amount of any such accounts receivable that are unpaid more than 90 days past the due date to the extent not already included in doubtful accounts,

         minus (c) the amount of such accounts receivable due from Affiliates referenced in subsection (a) hereof,

         minus (d) all payments under such accounts receivable to be made in a currency other than United States Funds that is not freely convertible into United States Funds or that may not be freely withdrawn from the country of origin, minus (e) domestic accounts receivable in which the security interests of the Agent are not perfected or that are subject to Liens other than Liens securing the Secured Obligations as such term is defined in the Security Agreement, minus (f) all such accounts receivable due from any Person and its Affiliates for which at least 50% of such accounts receivable are unpaid more than 90 days past the due date to the extent not already included in doubtful accounts, minus (g) accounts receivable to the extent the debtor is a creditor of the Company or any of its Subsidiaries and has asserted a right of setoff and has disputed its liability or has filed any claim to contest the amount due, minus (h) accounts receivable for which the Agent has certified in writing to the Company that in its commercially reasonable judgment, believes to be doubtful to the extent not already included in doubtful accounts, it being understood that each reduction hereof shall be made without any double counting or other duplication of any amount.

         "Eligible Assignee" means (a) a Lender, (b) an Affiliate of a Lender, and (c) subject to the prior approval of the Agent and, so long as no Event of Default shall have occurred and be continuing, the Borrower, such approval by the Agent and the Borrower not to be unreasonably withheld:

         (i) a commercial bank organized under the laws of the United States of America, or any state thereof, and having total assets in excess of $500,000,000;

         (ii) a savings and loan association or savings bank organized under the laws of the United States of America, or any state thereof, and having total assets in excess of $500,000,000;

         (iii) a commercial bank organized under the laws of any other country that is a member of the Organization for Economic Cooperation and Development or has concluded special lending arrangements with the International Monetary Fund associated with its General Arrangements to Borrow or of the Cayman Islands, or a political subdivision of any such country, and having total assets in excess of $500,000,000, so long as such bank is acting through a branch or agency located in the United States of America;

         (iv) the central bank of any country that is a member of the Organization for Economic Cooperation and Development; and

         (v) a finance company, insurance company or other financial institution or fund (whether a corporation, partnership, trust or other entity) that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and having total assets in excess of $500,000,000;

provided, however, that (A) no Person shall qualify as an Eligible Assignee with respect to assignments of obligations as a Letters of Credit Issuer unless such Person qualifies under clauses (d)(i) or (d)(iii) above and (B) no Obligor or Affiliate of an Obligor shall qualify as an Eligible Assignee under any circumstances.

         "Eligible Fixed Assets" means, at any date, the total of:

          (a) the aggregate amount carried as property, plant and equipment (calculated at cost and not reduced by accumulated or other depreciation) on the most recent borrowing base report of the Company, the Tape Subsidiaries and K&M delivered in accordance with Section 6.4.3, minus (b) any amounts included in the foregoing clause (a) in respect of:

         (i) domestic assets in which the security interest of the Agent is not perfected or that are subject to Liens other than Liens securing the Secured Obligations as such term is defined in the Security Agreement, or existing liens on the real property of the Company located at Ronse Renaix, Belgium and the real property of American Biltrite Far East, Inc. located in Singapore, Singapore, and

         (ii) obsolete, damaged, defective or worn items (normal wear and tear excluded).

         "Eligible Inventory" means, at any date, the remainder of:

                  (a) the aggregate amount carried as inventory, at the lower of cost or market value and net of any related valuation reserves, all computed in accordance with GAAP, on the most recent borrowing base report of the Company, the Tape Subsidiaries and K&M delivered in accordance with Section 6.4.3, including work in progress, minus (b) advance payments from customers reflected on the Consolidated balance sheet of the Company and its Subsidiaries except to the extent it reduces accounts receivable,

         minus (c) domestic inventory in which the security interest of the Agent is not perfected or that is subject to Liens other than Liens securing the Secured Obligations as such term is defined in the Security Agreement, minus (d) obsolete, damaged or returned inventory to the extent not covered by reserves on the Consolidated balance sheet of the Company and its Subsidiaries.

         "Environmental Laws" means all applicable federal, state or local statutes, laws, ordinances, codes, rules, regulations and guidelines (including consent decrees and administrative orders) relating to public health and safety and protection of the environment, including the federal Occupational Health and Safety Act.

         "ERISA" means the federal Employee Retirement Income Security Act of 1974.

         "ERISA Group Person" means the Company, any of its Subsidiaries and any Person which is a member of the controlled group or under common control with the Company or any of its Subsidiaries within the meaning of section 414 of the Code or section 4001(a)(14) of ERISA.

         "Event of Default" is defined in Section 8.1.

         "Exchange Act" means the federal Securities Exchange Act of 1934.

         "Federal Funds Rate" means, for any day, the rate equal to the weighted average (rounded upward to the nearest 1/8%) of (a) the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as such weighted average is published for such day (or, if such day is not a Banking Day, for the immediately preceding Banking Day) by the Federal Reserve Bank of New York or (b) if such rate is not so published for such Banking Day, quotations received by the Agent from three federal funds brokers of recognized standing selected by the Agent. Each determination by the Agent of the Federal Funds Rate shall, in the absence of manifest error, be conclusive.

         "Final Maturity Date" means March 1, 2004.

         "Financial Officer" of the Company (or other specified Person) means its chief executive officer, chief financial officer, chief operating officer, chairman, president, treasurer, controller or any of its vice presidents whose primary responsibility is for its financial affairs, in each case whose incumbency and signatures have been certified to the Agent by the secretary or other appropriate attesting officer of the Company (or such specified Person).

         "Financing Debt" means each of the items described in clauses (a) through (e) of the definition of the term "Indebtedness" and, without duplication, any Guarantees of such items.

         "Fixed Rate" means for any Fixed Rate Interest Period, the rate identified by the Agent for such period.

         "Fixed Rate Interest Period" means any period, selected as provided in
Section 3.3.1, of seven, fourteen or twenty-one days or one, two, three or six months, commencing on any Banking Day and ending on the corresponding date in the subsequent calendar month so indicated (or, if such subsequent calendar month has no corresponding date, on the last day of such subsequent calendar month); provided, however, if any Fixed Rate Interest Period so selected would otherwise begin or end on a date which is not a Banking Day, such Fixed Rate Interest Period shall instead begin or end, as the case may be, on the immediately preceding or succeeding Banking Day as determined by the Agent.

         "Fixed Rate Pricing Option" means the options granted pursuant to
Section 3.3.1 to have the interest on any portion of the Loan computed on the basis of a Fixed Rate.

         "Fleet" means Fleet National Bank.

         "Foreign Subsidiary" means each Subsidiary that is organized under the laws of, and conducting its business primarily in a jurisdiction outside of, the United States of America and that is not domesticated or dually incorporated under the laws of the United States of America or the states thereof.

         "Foreign Wholly-Owned Subsidiary" means each Wholly Owned Subsidiary that is organized under the laws of, and conducting its business primarily in a jurisdiction outside of, the United States of America and that is not domesticated or dually incorporated under the laws of the United States of America or the states thereof.

         "Funding Liability" means (a) any Eurodollar deposit which was used (or deemed by Section 3.2.6 to have been used) to fund any portion of the Loan subject to a LIBOR Pricing Option, and (b) any portion of the Loan subject to a LIBOR Pricing Option funded (or deemed by Section 3.2.6 to have been funded) with the proceeds of any such Eurodollar deposit.

         "GAAP" means generally accepted accounting principles as from time to time in effect, including the statements and interpretations of the United States Financial Accounting Standards Board; provided, however, that (a) for purposes of compliance with Section 6 (other than Section 6.4) and the related definitions, "GAAP" means such principles as in effect on December 31, 2002, as applied by the Company and its Subsidiaries in the preparation of the most recent annual statements referred to in Section 7.2.1(a), and consistently followed, without giving effect to any subsequent changes thereto and (b) in the event of a change in generally accepted accounting principles after such date, either the Company or the Required Lenders may request a change in the definition of "GAAP", in which case the parties hereto shall negotiate in good faith with respect to an amendment of this Agreement implementing such change.

         "Granting Lender" is defined in Section 11.3.

         "Guarantee" means, with respect to the Company (or other specified Person):

         (a) any guarantee by the Company (or such specified Person) of the payment or performance of, or any contingent obligation by the Company (or such specified Person) in respect of, any Indebtedness or other obligation of any primary obligor;

         (b) any other arrangement whereby credit is extended to a primary obligor on the basis of any promise or undertaking of the Company (or such specified Person), including any binding "comfort letter" or "keep well agreement" written by the Company (or such specified Person), to a creditor or prospective creditor of such primary obligor, to (i) pay the Indebtedness of such primary obligor, (ii) purchase an obligation owed by such primary obligor,
(iii) pay for the purchase or lease of assets or services regardless of the actual delivery thereof or (iv) maintain the capital, working capital, solvency or general financial condition of such primary obligor;

         (c) any liability of the Company (or such specified Person), as a general partner of a partnership in respect of Indebtedness or other obligations of such partnership;

         (d) any liability of the Company (or such specified Person) as a joint venturer of a joint venture in respect of Indebtedness or other obligations of such joint venture;

         (e) any liability of the Company (or such specified Person) with respect to the tax liability of others as a member of a group (other than a group consisting solely of the Company and its Subsidiaries) that is consolidated for tax purposes; and

         (f) reimbursement obligations, whether contingent or matured, of the Company (or such specified Person) with respect to letters of credit, bankers acceptances, surety bonds, other financial guarantees and hedge agreements, in each case whether or not any of the foregoing are reflected on the balance sheet of the Company (or such specified Person) or in a footnote thereto; provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Guarantee and the amount of Indebtedness resulting from such Guarantee shall be the maximum amount that the guarantor may become obligated to pay in respect of the obligations (whether or not such obligations are outstanding at the time of computation).

         "Guarantee Agreement" is defined in Section 5.1.7.

         "Guarantor" shall have the meaning given to such term in the Guarantee Agreement.

         "Hazardous Material" means any pollutant, toxic or hazardous material or waste, including any "hazardous substance" or "pollutant" or "contaminant" as defined in section 101(14) of CERCLA or any other Environmental Law or regulated as toxic or hazardous under RCRA or any other Environmental Law.

         "Indebtedness" means all obligations, contingent or otherwise, which in accordance with GAAP are required to be classified upon the balance sheet of the Company (or other specified Person) as liabilities, but in any event including (without duplication) and excluding for all purposes the transactions under the terms of the Congoleum Plan, the Congoleum Plan Trust and the Congoleum Plan Note:

         (a) indebtedness for borrowed money;

         (b) indebtedness evidenced by notes, debentures or similar instruments;

         (c) Capitalized Lease Obligations and Synthetic Lease Obligations;

         (d) mandatory redemption, repurchase or dividend rights on capital stock (or other equity), including provisions that require the exchange of such capital stock (or other equity) for Indebtedness from the issuer;

         (e) reimbursement obligations, whether contingent or matured, with respect to letters of credit, bankers acceptances, surety bonds, other financial guarantees and hedge agreements (without duplication of other Indebtedness supported or guaranteed thereby);

         (f) obligations that are immediately and directly due and payable out of the proceeds of or production from property;

         (g) liabilities secured by any Lien existing on property owned or acquired by the Company (or such specified Person), whether or not the liability secured thereby shall have been assumed; and

         (h) all Guarantees in respect of Indebtedness of others.

         "Indemnified Party" is defined in Section 9.2.

         "Initial Closing Date" means October 14, 2003.

         "Intercreditor Agreement" is defined in Section 5.1.6.

         "Interest Period" means each of the LIBOR Interest Period and the Fixed Rate Interest Period.

         "Investment" means, with respect to the Company (or other specified Person):

         (a) any share of capital stock, partnership or other equity interest, evidence of Indebtedness or other security issued by any other Person;

         (b) any loan, advance or extension of credit to, or contribution to the capital of, any other Person;

         (c) any Guarantee of the obligations of any other Person;

         (d) any acquisition of all, or any division or similar operating unit of, the business of any other Person or the assets comprising such business, division or unit; and

         (e) any other similar investment.

The investments described in the foregoing clauses (a) through (e) shall be included in the term

         "Investment" whether they are made or acquired by purchase, exchange, issuance of stock or other securities, merger, reorganization or any other method; provided, however, that the term "Investment" shall not include (i) trade and customer accounts receivable for property leased, goods furnished or services rendered in the ordinary course of business and payable within one year in accordance with customary trade terms, (ii) deposits, advances or prepayments to suppliers for property leased or licensed, goods furnished and services rendered in the ordinary course of business, (iii) advances to employees for relocation and travel expenses, drawing accounts and similar expenditures, (iv) stock or other securities acquired in connection with the satisfaction or enforcement of Indebtedness or claims due to the Company (or such specified Person) or as security for any such Indebtedness or claim or (v) demand deposits in banks or similar financial institutions.

         In determining the amount of outstanding Investments:

(A) the amount of any Investment shall be the cost thereof minus any returns of capital in cash on such Investment (determined in accordance with GAAP without regard to amounts realized as income on such Investment);

(B) the amount of any Investment in respect of a purchase described in clause
(d) above shall include the amount of any Financing Debt assumed in connection with such purchase or secured by any asset acquired in such purchase (whether or not any Financing Debt is assumed) or for which any Person that becomes a Subsidiary is liable on the date on which the securities of such Person are acquired; and

(C) no Investment shall be increased as the result of an increase in the undistributed retained earnings of the Person in which the Investment was made or decreased as a result of an equity interest in the losses of such Person.

         "K&M" is defined in the preamble.

         "Legal Requirement" means any present or future requirement imposed upon any of the Lenders or the Company and its Subsidiaries by any law, statute, rule, regulation, directive, order, decree or guideline (or any interpretation thereof by courts or of administrative bodies) of the United States of America, or any jurisdiction in which any LIBOR Office is located or any state or political subdivision of any of the foregoing, or by any board, governmental or administrative agency, central bank or monetary authority of the United States of America, any jurisdiction in which any LIBOR Office is located or where the Company or any of its Subsidiaries may from time to time be organized, owns property or conducts its business, or any political subdivision of any of the foregoing. Any such law, statute, rule, regulation, directive, order, decree, guideline or interpretation imposed on any of the Lenders not having the force of law shall be deemed to be a Legal Requirement for purposes of Section 3 if such Lender reasonably believes that compliance therewith is customary commercial practice.

         "Lender" means each of the Persons listed as lenders on the signature page hereto, including Fleet in its capacity as a Lender and such other Persons who may from time to time own a Percentage Interest in the Credit Obligations, but the term "Lender" shall not include any Credit Participant in such capacity.

         "Letter of Credit" is defined in Section 2.2.1.

         "Letter of Credit Exposure" means, at any date, the sum of (a) the aggregate face amount of all drafts that may then or thereafter be presented by beneficiaries under all Letters of Credit then outstanding, plus (b) the aggregate face amount of all drafts that the Letter of Credit Issuer has previously accepted under Letters of Credit but for which the Letter of Credit Issuer has not been reimbursed by the Borrower (whether pursuant to an automatic advance under the Revolving Loan or otherwise).

         "Letter of Credit Issuer" means, for any Letter of Credit, Fleet or, in the event Fleet does not for any reason issue a requested Letter of Credit, another Lender selected by the Borrower to issue such Letter of Credit.

         "LIBOR Basic Rate" means, for any LIBOR Interest Period the rate of interest at which deposits of United States funds are offered in the London interbank market for a period of time equal to such LIBOR Interest Period that appears on Dow Jones Market Service Page 3750 (or any successor service) as of 11:00 a.m.(London time) two Banking Days prior to the Banking Day on which such LIBOR Interest Period begins.

         "LIBOR Interest Period" means any period, selected as provided in
Section 3.2.1, of seven, fourteen or twenty-one days or one, two, three or six months, commencing on any Banking Day and ending on the corresponding date in the subsequent calendar month so indicated (or, if such subsequent calendar month has no corresponding date, on the last day of such subsequent calendar month); provided, however, that subject to Section 3.2.3, if any LIBOR Interest Period so selected would otherwise begin or end on a date which is not a Banking Day, such LIBOR Interest Period shall instead begin or end, as the case may be, on the immediately preceding or succeeding Banking Day as determined by the Agent in accordance with the then current banking practice in the inter-bank Eurodollar market with respect to Eurodollar deposits at the applicable LIBOR Office, which determination by the Agent shall, in the absence of manifest error, be conclusive.

         "LIBOR Office" means such non-United States office or international banking facility of any Lender as such Lender may from time to time select.

         "LIBOR Pricing Options" means the options granted pursuant to Section
3.2.1 to have the interest on any portion of the Loan computed on the basis of a LIBOR Rate.

         "LIBOR Rate" for any LIBOR Interest Period means the rate, rounded upward to the nearest 1/100,000, obtained by dividing (a) the LIBOR Basic Rate for such LIBOR Interest Period by (b) an amount equal to 1 minus the LIBOR Reserve Rate; provided, however, that if at any time during such LIBOR Interest Period the LIBOR Reserve Rate applicable to any outstanding LIBOR Pricing Option changes, the LIBOR Rate for such LIBOR Interest Period shall automatically be adjusted to reflect such change, effective as of the date of such change to the extent required by the Legal Requirement implementing such change.

         "LIBOR Reserve Rate" means the stated maximum rate (expressed as a decimal) of all reserves (including any basic, supplemental, marginal or emergency reserve or any reserve asset), if any, as from time to time in effect, required by any Legal Requirement to be maintained by any Lender against (a) "Eurocurrency liabilities" as specified in Regulation D of the Board of Governors of the Federal Reserve System applicable to LIBOR Pricing Options or (b) any other category of extensions of credit, or other assets, that includes loans subject to a LIBOR Pricing Option by a non-United States office of any of the Lenders to United States residents, in each case without the benefits of credits for prorations, exceptions or offsets that may be available to a Lender.

         "Lien" means, with respect to the Company (or any other specified Person):

         (a) any lien, encumbrance, mortgage, pledge, charge or security interest of any kind upon any property or assets of the Company (or such specified Person), whether now owned or hereafter acquired, or upon the income or profits therefrom (excluding in any event a financing statement filed by a lessor under an operating lease not intended to be a secured financing);

         (b) the acquisition of, or the agreement to acquire, any property or asset upon conditional sale or subject to any other title retention agreement, device or arrangement (including a Capitalized Lease and a Synthetic Lease);

         (c) the sale, assignment, pledge or transfer for security of any accounts, general intangibles or chattel paper of the Company (or such specified Person), with or without recourse;

         (d) in the case of securities, any purchase option, call or similar purchase right of a third party;

         (e) the transfer of any tangible property or assets for the purpose of subjecting such items to the payment of previously outstanding Indebtedness in priority to payment of the general creditors of the Company (or such specified Person); and

         (f) the existence for a period of more than 120 consecutive days of any Indebtedness against the Company (or such specified Person) which if unpaid would by law or upon a Bankruptcy Default be given priority over general creditors.

         "Loan" means, collectively, the Revolving Loans.

         "Margin Stock" means "margin stock" within the meaning of Regulations T, U or X of the Board of Governors of the Federal Reserve System.

         "Material Adverse Change" means, since any specified date or from the circumstances existing immediately prior to the happening of any specified event, a material adverse change in (a) the business, assets, financial condition, income or prospects of the Company and its Subsidiaries (on a Consolidated basis), whether as a result of (i) general economic conditions affecting the industries in which the Company operates, (ii) difficulties in obtaining supplies and raw materials, (iii) fire, flood or other natural calamities, (iv) environmental pollution, (v) regulatory changes, judicial decisions, war or other governmental action or (vi) any other event or development, whether or not related to those enumerated above or (b) the ability of any Obligor to perform material obligations under the Credit Documents or (c) the rights and remedies of the Agent and the Lenders under the Credit Documents, it being understood that the transactions contemplated by the Congoleum Plan, the Congoleum Note or the Congoleum Plan Trust, and the effects thereof (including, without limitation, changes in ownership or ownership rights in Congoleum), shall be excluded for the purposes hereof.

         "Material Agreements" is defined in Section 7.2.2.

         "Material Financing Debt" means any Financing Debt (other than the Credit Obligations) outstanding in an aggregate amount of principal (whether or not due) and accrued interest exceeding $250,000.

         "Maximum Amount of Revolving Credit" is defined in Section 2.1.2.

         "Multiemployer Plan" means any Plan that is a "multiemployer plan" as defined in section 4001(a)(3) of ERISA.

         "Net Asset Sale Proceeds" means the cash proceeds of the sale or disposition of assets by the Company or any of its Subsidiaries after the Initial Closing Date, net of (a) income taxes that, as estimated by the Company in good faith, will be required to be paid by the Company or any of its Subsidiaries in cash as a result of, and within 16 months after, such sale or disposition

(provided that any such amounts that are not actually paid in taxes within such period shall automatically become Net Asset Sale Proceeds), (b) reasonable reserves for liabilities, indemnification, escrows and purchase price adjustments resulting from the sale of assets, (c) transfer, sales, use and other similar taxes payable in connection with such sale or disposition and (d) all reasonable expenses of the Company or any of its Subsidiaries payable in connection with the sale or disposition.

         "Note Obligations" means the obligations under the Note Purchase Agreement and any documents executed in connection with the transactions contemplated by the Note Purchase Agreement, including, without limitation, any fees, interest and Yield Maintenance Amount (as defined in the Note Purchase Agreement).

         "Note Purchase Agreement" means the Note Purchase and Private Shelf Agreement and Facility Guarantee dated as of August 28, 2001, as amended and as from time to time in effect, among the Company, K&M and Prudential.

         "Notes" means, the Revolving Notes.

         "Noteholders" means, the holders of the Note Obligations.

         "Obligor" means the Borrowers and each other Person guaranteeing or providing collateral for the Credit Obligations (but in all events and for all purposes excluding Congoleum).

         "Overdue Reimbursement Rate" means, at any date, the highest Applicable Rate then in effect.

         "Payment Date" means (a) the last Banking Day of each March, June, September and December, beginning on the first such date after the date hereof and (b) the Final Maturity Date.

         "PBGC" means the Pension Benefit Guaranty Corporation or any successor entity.

         "Percentage Interest" means, with respect to any Lender, the Commitment of such Lender with respect to the respective portions of the Loan and Letter of Credit Exposure. For purposes of determining votes or consents by the Lenders, the Percentage Interest of any Lender shall be computed as follows: (a) at all times when no Event of Default under Section 8.1.1 and no Bankruptcy Default exists, the ratio that the respective Commitments of such Lender bears to the total Commitments of all Lenders as from time to time in effect and reflected in the Register, and (b) at all other times, the ratio that the respective amounts of the outstanding Loan and Letter of Credit Exposure owing to such Lender bear to the total outstanding Loan and Letter of Credit Exposure owing to all Lenders.

         "Person" means any present or future natural person or any corporation, association, partnership, joint venture, limited liability, joint stock or other company, business trust, trust, organization, business or government or any governmental agency or political subdivision thereof.

         "PIK Interest" means any accrued interest payments on Financing Debt that are postponed or made through the issuance of "payment-in-kind" notes or other similar securities (including book-entry accrual with respect to such postponed interest payments), all in accordance with the terms of such Financing Debt; provided, however, that in no event shall PIK Interest include payments made with cash or Cash Equivalents.

         "Plan" means, at any date, any pension benefit plan subject to Title IV of ERISA maintained, or to which contributions have been made or are required to be made, by any ERISA Group Person within six years prior to such date.

         "Pricing Options" means each of the LIBOR Pricing Options and the Fixed Rate Pricing Options.

         "Prior Credit Agreements" means the Credit Agreement dated as of September 28, 2001 as amended and in effect on the date hereof among the Company, K&M, Fleet, as agent and lender, and the other lenders party thereto.

         "Prudential" means The Prudential Insurance Company of America.

         "RCRA" means the federal Resource Conservation and Recovery Act, 42 U.S.C. section 690, et seq.

         "Reference Leverage Ratio" means, on any date, the ratio of (a) Consolidated Total Debt as of the end of the most recent period of four consecutive fiscal quarters for which financial statements have been furnished to the Lenders in accordance with Sections 6.4.1 and 6.4.2 prior to such date to (b) Consolidated EBITDA for such period.

         "Register" is defined in Section 11.1.3.

         "Required Lenders" means, with respect to any approval, consent, modification, waiver or other action to be taken by the Agent or the Lenders under the Credit Documents which require action by the Required Lenders, such Lenders as own at least 75% of the Percentage Interests; provided, however, that with respect to any matters referred to in the proviso to Section 14.1, Required Lenders means such Lenders as own at least the respective portions of the Percentage Interests required by Section 14.1.

         "Revolving Loan" is defined in Section 2.1.4.

         "Revolving Notes" is defined in Section 2.1.4.

         "Securities Act" means the federal Securities Act of 1933.

         "Security Agreement" is defined in Section 5.1.5.

         "Senior Management Team" means each of Roger S. Marcus, Richard G. Marcus, William M. Marcus and Howard N. Feist III.

         "SPV" is defined in Section 11.3.

         "Subsidiary" means any Person of which the Company (or other specified Person) shall at the time, directly or indirectly through one or more of its Subsidiaries, (a) own at least 50% of the outstanding capital stock (or other shares of beneficial interest) entitled to vote generally, (b) hold at least 50% of the partnership, joint venture or similar interests or (c) be a general partner or joint venturer; provided that, at no time and for no purpose shall Congoleum be considered a Subsidiary.

         "Synthetic Lease" means a lease by the Company and its Subsidiaries that is treated as an operating lease under GAAP and as a loan or other financing for federal income tax purposes.

         "Synthetic Lease Obligations" means the aggregate amount of future rental payments under all Synthetic Leases discounted at a discount rate equal to the rate on Treasury bills of comparable maturity.

         "Tape Subsidiaries" means Ideal Tape Co., Inc., ABItalia Inc. and American Biltrite Far East.

         "Unrestricted Subsidiaries" means (a) K&M and American Biltrite Canada Ltd., (b) each Subsidiary that is a Guarantor under the Guarantee Agreement, and (c) Persons that are designated in writing as "Unrestricted Subsidiaries" after the date hereof by the Agent; provided, however, that Unrestricted Subsidiaries shall not include Janus Flooring Corporation or Congoleum.

         "Wholly Owned Subsidiary" means any Subsidiary of which all of the outstanding capital stock (or other shares of beneficial interest) entitled to vote generally (other than directors' qualifying shares and, in the case of Foreign Subsidiaries, shares required by Legal Requirements to be held by foreign nationals) is owned by the Company (or other specified Person) directly, or indirectly through one or more other Wholly Owned Subsidiaries.

2.       The Credits.

         2.1.     Revolving Credit.

                  2.1.1. Revolving Loan. Subject to all the terms and conditions of this Agreement and so long as no Default exists, from time to time on and after the Initial Closing Date and prior to the Final Maturity Date the Lenders will, severally in accordance with their respective Commitments in the Revolving Loan, make loans to the Borrower in such amounts as may be requested by the Borrower in accordance with Section 2.1.3. The sum of the aggregate principal amount of loans made under this Section 2.1.1 at any one time outstanding plus the Letter of Credit Exposure shall in no event exceed the lesser of (a) the Borrowing Base or (b) Maximum Amount of Revolving Credit. In no event will the principal amount of loans at any one time outstanding made by any Lender pursuant to this Section 2.1, together with such Lender's Percentage Interest in the Letter of Credit Exposure, exceed such Lender's Commitment with respect to the Revolving Loan.

                  2.1.2. Maximum Amount of Revolving Credit. The term "Maximum Amount of Revolving Credit" means $25,000,000 minus Net Asset Sale Proceeds required to be prepaid pursuant to Section 4.5 hereof.

                  2.1.3. Borrowing Requests. The Borrower may from time to time request a loan under Section 2.1.1 by providing to the Agent a notice. Such notice must be received by the Agent not later than noon (Boston time) on the Banking Day (second Banking Day if any portion of such loan will be subject to a LIBOR Pricing Option on the requested Closing Date) that is the requested Closing Date for such loan. The notice must specify (a) the amount of the requested loan, which shall be not less than $500,000 and an integral multiple of $100,000 and (b) the requested Closing Date therefor, which shall be a Banking Day. Upon receipt of such notice, the Agent will promptly inform each other Lender (by telephone or otherwise). Each such loan will be made at the Boston Office by depositing the amount thereof to the general account of the Borrower with the Agent. In connection with each such loan, the Borrower shall furnish to the Agent a certificate in substantially the form of Exhibit 5.2.1.

                  2.1.4. Revolving Notes. The aggregate principal amount of the loans outstanding from time to time under this Section 2.1 is referred to as the "Revolving Loan". The Agent shall keep a record of the Revolving Loan and the respective interests of the Lenders therein as part of the Register, which shall evidence the Revolving Loan. The Revolving Loan shall be deemed owed to each Lender having a Commitment therein severally in accordance with such Lender's Percentage Interest therein, and all payments thereon shall be for the account of each Lender in accordance with its Percentage Interest therein. Upon written request of any Lender, the Borrower's obligations to pay such Lender's Percentage Interest in the Revolving Loan shall be further evidenced by a separate note of the Borrower in substantially the form of Exhibit 2.1.4 (the "Revolving Notes"), payable to such Lender in accordance with such Lender's Percentage Interest in the Revolving Loan.

         2.2.     Letters of Credit.

                  2.2.1. Issuance of Letters of Credit. Subject to all the terms and conditions of this Agreement and so long as no Default exists, from time to time on and after the Initial Closing Date and prior to the date five Banking Days preceding the Final Maturity Date, the Letter of Credit Issuer will issue for the account of the Borrower one or more irrevocable documentary or standby letters of credit (the "Letters of Credit"). The sum of Letter of Credit Exposure plus the Revolving Loan shall in no event exceed the Maximum Amount of Revolving Credit. Letter of Credit Exposure shall in no event exceed $5,000,000 and Letter of Credit Exposure attributable to standby Letters of Credit shall not exceed $5,000,000.

                  2.2.2. Requests for Letters of Credit. The Borrower may from time to time request a Letter of Credit to be issued by providing to the Letter of Credit Issuer a notice which is actually received by the Agent not less than five Banking Days (for standby Letters of Credit) and one Banking Day (for documentary Letters of Credit) prior to the requested Closing Date for such Letter of Credit specifying (a) the amount of the requested Letter of Credit, (b) the beneficiary thereof,
         (c) the requested Closing Date and (d) a summary of the principal terms of the text for such Letter of Credit, together with the customary application form required by the Letter of Credit Issuer. In the event of any inconsistency between such application form and this Agreement, this Agreement shall govern. Each Letter of Credit will be issued by forwarding it to the beneficiary as directed in writing by the Borrower. In connection with the issuance of any Letter of Credit, the Borrower shall furnish to the Letter of Credit Issuer (and the Agent if the Letter of Credit Issuer is not the Agent) a certificate in substantially the form of Exhibit 5.2.1.

                  2.2.3. Form and Expiration of Letters of Credit. Each Letter of Credit and each draft accepted or paid under a Letter of Credit shall be issued, accepted or paid, as the case may be, by the Letter of Credit Issuer at its principal office. No Letter of Credit shall provide for the payment of drafts drawn thereunder, and no draft shall be payable, at a date which is later than the earlier of (a) the date 12 months after the date of issuance (which expiration date may be extended at the option of the Letter of Credit Issuer for additional 12-month periods ending prior to the date referred to in clause (b) below) or (b) five Banking Days prior to the Final Maturity Date. Each Letter of Credit and each draft accepted under a Letter of Credit shall be in such form and minimum amount, and shall contain such terms, as the Letter of Credit Issuer and the Borrower may agree upon at the time such Letter of Credit is issued.

                  2.2.4. Lenders' Participation in Letters of Credit. Upon the issuance of any Letter of Credit, a participation therein, in an amount equal to each Lender's Percentage Interest in the Revolving Loan, shall automatically be deemed granted by the Letter of Credit Issuer to each such Lender on the date of such issuance and such Lenders shall automatically be obligated, as set forth in Section 10.4, to reimburse the Letter of Credit Issuer to the extent of their respective Percentage Interests in the Revolving Loan for all obligations incurred by the Letter of Credit Issuer to third parties in respect of such Letter of Credit not reimbursed by the Borrower. The Letter of Credit Issuer will send to each Lender (and the Agent if the Letter of Credit Issuer is not the Agent) a confirmation regarding the participations in Letters of Credit outstanding during such month.

                  2.2.5. Reimbursement of Payment. At such time as a Letter of Credit Issuer makes any payment on a draft presented or accepted under a Letter of Credit, the amount of such payment shall be considered a loan under Section 2.1.1 (regardless of whether the conditions set forth in Section 5.2 are satisfied) and part of the Revolving Loan as if the Borrower had paid in full the amount required with respect to the Letter of Credit by borrowing such amount under Section 2.1.1, except as provided below. In the event such amount would cause the Revolving Loan to exceed the Maximum Amount of Revolving Credit or if during the existence of an Event of Default the Agent provides written notice to the Borrower that Letter of Credit payments will no longer be considered loans under Section 2.1.1, the Borrower will on demand pay to the Agent in immediately available funds the amount of such payment.

                  2.2.6. Subrogation. Upon any payment by a Letter of Credit Issuer under any Letter of Credit and until the reimbursement of such Letter of Credit Issuer by the Borrower with respect to such payment (whether by cash payment or refinancing with proceeds of the Revolving
         Loan), the Letter of Credit Issuer shall be entitled to be subrogated to, and to acquire and retain, the rights which the Person to whom such payment is made may have against the Borrower, all for the benefit of the Lenders. The Borrower will take such action as the Letter of Credit Issuer may reasonably request, including requiring the beneficiary of any Letter of Credit to execute such documents as the Letter of Credit Issuer may reasonably request, to assure and confirm to the Letter of Credit Issuer such subrogation and such rights, including the rights, if any, of the beneficiary to whom such payment is made in accounts receivable, inventory and other properties and assets of any Obligor.

                  2.2.7. Modification, Consent, etc. If the Borrower requests or consents in writing to any modification or extension of any Letter of Credit, or waives any failure of any draft, certificate or other document to comply with the terms of such Letter of Credit, the Letter of Credit Issuer shall be entitled to rely on such request, consent or waiver. This Agreement shall be binding upon the Borrower with respect to such Letter of Credit as so modified or extended, and with respect to any action taken or omitted by such Letter of Credit Issuer pursuant to any such request, consent or waiver.

         2.3.     Application of Proceeds.

                  2.3.1. Revolving Loan. Subject to Section 2.3.3, the Borrower will apply the proceeds of the Revolving Loan for working capital and other lawful corporate purposes of the Company and its Subsidiaries.

                  2.3.2. Letters of Credit. Letters of Credit shall be issued only for such lawful corporate purposes as the Borrower has requested in writing and to which the Letter of Credit Issuer agrees.

                  2.3.3. Specifically Prohibited Applications. The Borrower will not, directly or indirectly, apply any part of the proceeds of any extension of credit made pursuant to the Credit Documents to purchase or to carry Margin Stock or to any transaction prohibited by the Credit Documents or by Legal Requirements applicable to the Lenders.

3.       Interest; Pricing Options; Fees.

         3.1. Interest. The Loan shall accrue and bear interest at a rate per annum which shall at all times equal the Applicable Rate. Prior to any stated or accelerated maturity of the Loan, the Borrower will, on each Payment Date, pay the accrued and unpaid interest on the portion of the Loan which was not subject to a Pricing Option. On the last day of each Interest Period or on any earlier termination of any Pricing Option, the Borrower will pay the accrued and unpaid interest on the portion of the Loan which was subject to the Pricing Option which expired or terminated on such date. In the case of any Interest Period longer than three months, the Borrower will also pay the accrued and unpaid interest on the portion of the Loan subject to the Pricing Option having such Interest Period at three-month intervals, the first such payment to be made on the last Banking Day of the three-month period which begins on the first day of such Interest Period. On the stated or any accelerated maturity of the Loan, the Borrower will pay all accrued and unpaid interest on the Loan, including any accrued and unpaid interest on any portion of the Loan which is subject to a Pricing Option. Upon the occurrence and during the continuance of an Event of Default, the Lenders may require accrued interest to be payable on demand or at regular intervals more frequent than each Payment Date. All payments of interest hereunder shall be made to the Agent for the account of each Lender in accordance with such Lender's Percentage Interest therein.

         3.2.     LIBOR Pricing Options.

                  3.2.1. Election of LIBOR Pricing Options. Subject to all of the terms and conditions hereof and so long as no Default exists, the Borrower may from time to time, by irrevocable notice to the Agent actually received by noon (Boston time) not less than three Banking Days prior to the commencement of the LIBOR Interest Period selected in such notice, elect to have such portion of the Loan as the Borrower may specify in such notice accrue and bear interest during the LIBOR Interest Period so selected at the Applicable Rate computed on the basis of the LIBOR Rate. In the event the Borrower at any time does not elect a LIBOR Pricing Option under this Section 3.2.1 or a Fixed Rate Pricing Option under Section 3.3.1 for any portion of the Loan (upon termination of a LIBOR Pricing Option or otherwise), then such portion of the Loan will accrue and bear interest at the Applicable Rate based on the Base Rate. No election of a LIBOR Pricing Option shall become effective:

                           (a) if, prior to the commencement of any such LIBOR
                  Interest Period, the Agent reasonably determines that (i) the electing or granting of the LIBOR Pricing Option in question would violate a Legal Requirement, (ii) eurodollar deposits in an amount comparable to the amount of the Loan as to which such LIBOR Pricing Option has been elected and which have a term corresponding to the proposed LIBOR Interest Period are not readily available in the inter-bank eurodollar market, or
                  (iii) by reason of circumstances affecting the inter-bank eurodollar market, adequate and reasonable methods do not exist for ascertaining the interest rate applicable to such deposits for the proposed LIBOR Interest Period; or

                           (b) if the Required Lenders shall have advised the
                  Agent by telephone or otherwise at or prior to noon (Boston time) on the second Banking Day prior to the commencement of such proposed LIBOR Interest Period (and shall have subsequently confirmed in writing) that, after reasonable efforts to determine the availability of such eurodollar deposits, the Required Lenders reasonably anticipate that eurodollar deposits in an amount equal to the Percentage Interest of the Required Lenders in the portion of the Loan as to which such LIBOR Pricing Option has been elected and which have a term corresponding to the LIBOR Interest Period in question will not be offered in the eurodollar market to the

         Required Lenders at a rate of interest that does not exceed the anticipated LIBOR Basic Rate.

                  3.2.2. Notice to Lenders and Borrower. The Agent will promptly inform each Lender (by telephone or otherwise) of each notice received by it from the Borrower pursuant to Section 3.2.1 and of the LIBOR Interest Period specified in such notice. Upon determination by the Agent of the LIBOR Rate for such LIBOR Interest Period or in the event such election shall not become effective, the Agent will promptly notify the Borrower and each Lender (by telephone or otherwise) of the LIBOR Rate so determined or why such election did not become effective, as the case may be.

                  3.2.3. Selection of LIBOR Interest Periods. LIBOR Interest Periods shall be selected so that:

                           (a) the minimum portion of the Loan subject to any
                  LIBOR Pricing Option shall be $500,000 and an integral multiple of $100,000;

                           (b) no more than 15 LIBOR Pricing Options shall be
                  outstanding at any one time;

                           (c) no LIBOR Interest Period shall expire later than
                  the Final Maturity Date; and

                           (d) prior to the earlier of the date 60 days after
                  the Initial Closing Date or the date the Agent informs the Borrower that the proposed initial syndication of the credit facilities provided hereby will close, no LIBOR Interest Period shall extend beyond such date except with the written consent of the Agent. The Borrower and the Agent shall confer about the appropriate scheduling of the selection of LIBOR Interest Periods to facilitate the anticipated syndication of the credit facilities provided herein to other Lenders.

                  3.2.4. Additional Interest. If any portion of the Loan subject to a LIBOR Pricing Option is repaid, or any LIBOR Pricing Option is terminated for any reason (including acceleration of maturity), on a date which is prior to the last Banking Day of the LIBOR Interest Period applicable to such LIBOR Pricing Option, the Borrower will pay to the Agent for the account of each Lender in accordance with such Lender's Percentage Interest, in addition to any amounts of interest otherwise payable hereunder, an amount equal to the losses (including lost profits) incurred by such Lender as a result of such early prepayment or termination. The determination by the Agent of such amount of such losses shall, in the absence of manifest error, be conclusive. For purposes of this Section 3.2.4, if any portion of the Loan which was to have been subject to a LIBOR Pricing Option is not outstanding on the first day of the LIBOR Interest Period applicable to such LIBOR Pricing Option other than for reasons described in Section 3.2.1 or as a result of the failure of any Lender to perform its obligations under Section 2, the Borrower shall be deemed to have terminated such LIBOR Pricing Option.

3.2.5. Violation of Legal Requirements. If any mandatory Legal Requirement shall prevent any Lender from funding or maintaining through the purchase of deposits in the interbank Eurodollar market any portion of the Loan subject to a LIBOR Pricing Option or otherwise from giving effect to such Lender's obligations as contemplated by Section 3.2,
         (a) the Agent may by notice to the Borrower terminate all of the affected LIBOR Pricing Options of such Lender, (b) the portion of the Loan subject to such terminated LIBOR Pricing Options shall immediately bear interest thereafter at the Applicable Rate computed on the basis of the Base Rate and (c) the Borrower shall make any payment required by Section 3.2.4.

                  3.2.6. Funding Procedure. The Lenders may fund any portion of the Loan subject to a LIBOR Pricing Option out of any funds available to the Lenders. Regardless of the source of the funds actually used by any of the Lenders to fund any portion of the Loan subject to a LIBOR Pricing Option, however, all amounts payable hereunder, including the interest rate applicable to any such portion of the Loan and the amounts payable under Section 3.3.4, shall be computed as if each Lender had actually funded such Lender's Percentage Interest in such portion of the Loan through the purchase of deposits in such amount of the type by which the LIBOR Basic Rate was determined with a maturity the same as the applicable LIBOR Interest Period relating thereto and through the transfer of such deposits from an office of the Lender having the same location as the applicable LIBOR Office to one of such Lender's offices in the United States of America.

         3.3.     Fixed Rate Pricing Options.

                  3.3.1. Election of Fixed Rate Pricing Options. Subject to all of the terms and conditions hereof and so long as no Default exists, if the Agent decides in its sole discretion to make such Fixed Rate Pricing Options available, then the Borrower may from time to time, by irrevocable notice to the Agent actually received by noon (Boston time) on the Banking Day on which such Fixed Rate Interest Period selected in such notice is to commence, elect to have such portion of the Loan as the Borrower may specify in such notice accrue and bear interest during the Fixed Rate Interest Period so selected at the Applicable Rate computed on the basis of the Fixed Rate. In the event the Borrower at any time does not elect a Fixed Rate Pricing Option under this Section 3.3.1 or a LIBOR Pricing Option under Section 3.2.1 for any portion of the Loan, then such portion of the Loan will accrue and bear interest at the Applicable Rate based on the Base Rate.

         3.4. Unused Line Fees. In consideration of the Lenders' commitments to make the extensions of credit provided for in Section 2.1, while such commitments are outstanding, the Borrower will pay to the Agent for the account of the Lenders in accordance with the Lenders' respective Commitments in the Revolving Loan, on each Payment Date, an amount equal to the percentage in the table below set opposite the Reference Leverage Ratio for such date computed at a rate per annum on the amount by which (a) the daily Maximum Amount of Revolving Credit during the three-month period or portion thereof ending on such Payment Date exceeded (b) the sum of (i) the daily Revolving Loan during such period or portion thereof plus (ii) the daily Letter of Credit Exposure during such period or portion thereof.

        ----------------------------------- -------------------------
            Reference Leverage Ratio             Unused Line Fee
        ----------------------------------- -------------------------

                     > 300%                          0.625%
                     -
        ----------------------------------- -------------------------
                 > 250% < 300%                        0.50%
                 -
        ----------------------------------- -------------------------
                 > 201% < 250%                       0.375%
                 -
        ----------------------------------- -------------------------
                 > 101% < 200%                        0.25%
                 -
        ----------------------------------- -------------------------
                     < 100%                          0.125%
                     -
        ----------------------------------- -------------------------

         3.5. Letter of Credit Fees. The Borrower will pay to the Agent for the account of the Lenders, in accordance with the Lenders' respective Percentage Interests, on each Payment Date, a Letter of Credit fee equal to daily interest at a rate per annum equal to the Applicable Margin indicated for the LIBOR Rate on the daily Letter of Credit Exposure during the three-month period or portion thereof ending on such Payment Date. The Borrower will pay to the Letter of Credit Issuer customary service charges and expenses for its services in connection with the Letters of Credit at the times and in the amounts from time to time in effect in accordance with its general rate structure, including fees and expenses relating to issuance, amendment, negotiation, cancellation and similar operations.

                  3.5.1. Capital Adequacy. If any Lender shall reasonably determine that compliance by such Lender with any Legal Requirement regarding capital adequacy of banks or bank holding companies has or would have the effect of reducing the rate of return on the capital of such Lender and its Affiliates as a consequence of such Lender's commitment to make the extensions of credit contemplated hereby, or such Lender's maintenance of the extensions of credit contemplated hereby, to a level below that which such Lender could have achieved but for such compliance (taking into consideration the policies of such Lender and its Affiliates with respect to capital adequacy immediately before such compliance and assuming that the capital of such Lender and its Affiliates was fully utilized prior to such compliance) by an amount reasonably deemed by such Lender to be material, then such Lender may claim compensation from the Borrower under Section 3.5.3.

                  3.5.2. Regulatory Changes. If any Lender shall determine that
         (a) any change in any Legal Requirement (including any new Legal Requirement) after the date hereof shall directly or indirectly (i) reduce the amount of any sum received or receivable by such Lender with respect to the Loan or the Letters of Credit or the return to be earned by such Lender on the Loan or the Letters of Credit, (ii) impose a cost on such Lender or any Affiliate of such Lender that is attributable to the making or maintaining of, or such Lender's commitment to make, its portion of the Loan or the Letters of Credit, or (iii) require such Lender or any Affiliate of such Lender to make any payment on, or calculated by reference to, the gross amount of any amount received by such Lender under any Credit Document (other than taxes or income or franchise taxes imposed by the jurisdiction in which such Lender's principal place of business in the United States of America is located), and (b) such reduction, increased cost or payment shall not be fully compensated for by an adjustment in the Applicable Rate or the Letter of Credit fees, then such Lender may claim compensation from the Borrower under Section 3.5.3.

                  3.5.3. Compensation Claims. Within 15 days after the receipt by the Borrower of a certificate from any Lender setting forth why it is claiming compensation under this Section 3.5 and computations (in reasonable detail) of the amount thereof, the

         Borrower shall pay to such Lender such additional amounts as such Lender sets forth in such certificate as sufficient fully to compensate it on account of the foregoing provisions of this Section 3.5, together with interest on such amount from the 15th day after receipt of such certificate until payment in full thereof at the Overdue Reimbursement Rate. The determination by such Lender of the amount to be paid to it and the basis for computation thereof hereunder shall be conclusive so long as (a) such determination is made in good faith, (b) no manifest error appears therein and (c) the Lender uses reasonable averaging and attribution methods.

         3.6. Computations of Interest and Fees. For purposes of this Agreement, interest, commitment fees and Letter of Credit fees (and any other amount expressed as interest or such fees) shall be computed on the basis of a 360-day year for actual days elapsed; provided, however, that interest on any portion of the Loan calculated with respect to the Base Rate shall be computed on the basis of a 360-day year. If any payment required by this Agreement becomes due on any day that is not a Banking Day, such payment shall, except as otherwise provided in the definition of "LIBOR Interest Period", be made on the next succeeding Banking Day. If the due date for any payment of principal is extended as a result of the immediately preceding sentence, interest shall be payable for the time during which payment is extended at the Applicable Rate.

         3.7. Maximum Lawful Interest Rate. All Credit Documents are expressly limited so that in no event, including the acceleration of the maturity of the Credit Obligations, shall the amount paid or agreed to be paid in respect of interest on the Credit Obligations (or fees or other amounts deemed payment for the use of funds) exceed the maximum permissible amount under applicable law, as in effect on the date hereof and as subsequently amended or modified to allow a greater amount of interest (or fees or other amounts deemed payment for the use of funds) to be paid under the Credit Documents. If for any reason the amount in respect of interest (or fees or other amounts deemed payment for the use of funds) required by the Credit Documents exceeds such maximum permissible amount, the obligation to pay interest under the Credit Documents (or fees or other amounts deemed payment for the use of funds) shall be automatically reduced to such maximum permissible amount and any amounts in respect of interest (or fees or other amounts deemed payment for the use of funds) previously paid to the Lenders in excess of such maximum permissible amount shall be automatically applied to reduce the amount of the Loans and Letter of Credit Exposure.

4.       Payment.

         4.1. Payment at Maturity. On the Final Maturity Date or any accelerated maturity of the Loan, the Company will pay to the Agent an amount equal to the Loan then due, together with all accrued and unpaid interest and fees with respect thereto and all other Credit Obligations then outstanding.

         4.2. Voluntary Prepayments. The Borrower may from time to time prepay all or any portion of the Loan (in a minimum amount of $500,000 and an integral multiple of $100,000, or such lesser amount as is then outstanding), without premium or penalty of any type (except as provided in Section 3.2.4 with respect to the early termination of LIBOR Pricing Options). The Borrower shall give the Agent at least one Banking Day prior notice of its intention to prepay the

Revolving Loan under this Section 4.2, specifying the date of payment and the total amount of the Revolving Loan to be paid on such date.

         4.3. Letters of Credit. If on the Final Maturity Date or any accelerated maturity of the Credit Obligations the Lenders shall be obligated in respect of a Letter of Credit or a draft accepted under a Letter of Credit, the Borrower will either:

                           (a) prepay such obligation by depositing cash with
                  the Agent, or

                           (b) deliver to the Agent a standby letter of credit
                  (designating the Letter of Credit Issuer as beneficiary and issued by a bank and on terms reasonably acceptable to the Letter of Credit Issuer),

in each case in an amount equal to the portion of the then Letter of Credit Exposure issued for the account of the Borrower.

         4.4. Reborrowing; Application of Payments, etc.

                  4.4.1. Reborrowing. The amounts of the Revolving Loan prepaid pursuant to Section 4.2 may be reborrowed from time to time prior to the Final Maturity Date in accordance with Section 2.1, subject to the limits set forth therein.

                  4.4.2. Payment with Accrued Interest, etc. Upon all prepayments of the Revolving Loan at a time when the Revolving Loan Commitments have been terminated, the Borrower shall pay to the Agent, together with the principal amount to be prepaid, unpaid interest in respect thereof accrued to the date of prepayment.

                  4.4.3. Payments for Lenders. All payments of principal hereunder shall be made to the Agent for the account of the Lenders in accordance with the Lenders' respective Percentage Interests in the Credit Obligations so repaid.

         4.5. Net Asset Sale Proceeds. Upon receipt of Net Asset Sale Proceeds by the Borrower of the Janus Flooring Corporation building structure, the Borrower shall within one Banking Day pay to the Agent as a prepayment of the Loan and as permanent reduction of the Maximum Amount of Revolving Credit the product of (i) amount of such Net Asset Sale Proceeds minus 5,500,000 Canadian dollars multiplied by (ii) 50%, with the remaining 50% of the amount of such Net Asset Sale Proceeds minus 5,500,000 Canadian dollars being applied to the Borrower's outstanding term loan Indebtedness with Prudential.

5.       Conditions to Extending Credit.

         5.1. Conditions on Initial Closing Date. The obligations of the Lenders to make the initial extension of credit pursuant to Section 2 shall be subject to the satisfaction, on or before the Initial Closing Date, of the conditions set forth in this Section 5.1 as well as the further conditions in
Section 5.2. If the conditions set forth in this Section 5.1 are not met on or prior to the Initial Closing Date, the Lenders shall have no obligation to make any extensions of credit hereunder.

                  5.1.1. Notes. The Borrower shall have duly executed and delivered to the Agent a Revolving Note for each Lender having a Commitment with respect thereto who has requested delivery of a Note prior to the Initial Closing Date.

                  5.1.2. Payment of Amendment Fee. The Borrower shall have paid to the Agent an amendment fee of $75,000 as contemplated by a separate agreement among the Agent and the Company.

                  5.1.3. Legal Opinions. On the Initial Closing Date, the Lenders shall have received from Skadden, Arps, Slate, Meagher & Flom LLP, outside counsel for the Company and its Subsidiaries, its opinion with respect to the transactions contemplated by the Credit Documents, which opinion shall be in form and substance reasonably satisfactory to the Required Lenders.

                  5.1.4. Payment under Prior Credit Agreements.
         Contemporaneously with the initial advances hereunder, the Company and its Subsidiaries shall have paid in full all principal, interest and other accrued and outstanding amounts under the Prior Credit Agreements.

                  5.1.5. Security Agreement. Each of the Borrowers shall have duly authorized, executed and delivered to the Agent a Security Agreement in substantially the form of Exhibit 5.1.5 (the "Security Agreement").

                  5.1.6. Intercreditor Agreement. Each of the Agent and Prudential shall have duly authorized, executed and delivered, and each of the Borrowers shall have acknowledged, an Intercreditor and Collateral Agency Agreement in substantially the form of Exhibit 5.1.6 (the "Intercreditor Agreement").

                  5.1.7. Guarantee Agreement. Each of the Domestic Subsidiaries other than K&M and Tullahoma Properties, L.L.C. shall have duly authorized, executed and delivered a Guarantee Agreement in substantially the form of Exhibit 5.1.7 (the "Guarantee Agreement").

                  5.1.8. Extension Fee Agreement. Each of the Borrowers and the Lenders shall have duly authorized, executed and delivered an Extension Fee Agreement in substantially the form of Exhibit 5.1.8 (the "Extension Fee Agreement").

                  5.1.9. Management Letters. The Company shall have provided the Lenders with all management letters for 2002 furnished to the Company or any of its Subsidiaries by the Company's auditors. The Lenders shall have had an opportunity to review such management letters, the substance of which shall be satisfactory to the Lenders.

                  5.1.10. Proper Proceedings. This Agreement, each other Credit Document and the transactions contemplated hereby and thereby shall have been authorized by all necessary corporate or other proceedings. All necessary consents, approvals and authorizations of any governmental or administrative agency or any other Person of any of the transactions contemplated hereby or by any other Credit Document shall have been obtained and shall be in full force and effect.

                  5.1.11. General. All legal and corporate proceedings in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory in form and substance to the Agent and the Agent shall have received copies of all documents, including certified copies of the Charter and By-Laws of the Company and the other Obligors, records of corporate proceedings, certificates as to signatures and incumbency of officers and opinions of counsel, which the Agent may have reasonably requested in connection therewith, such documents where appropriate to be certified by proper corporate or governmental authorities.

         5.2. Conditions to Each Extension of Credit. The obligations of the Lenders to make any extension of credit pursuant to Section 2 shall be subject to the satisfaction, on or before the Closing Date for such extension of credit, of the following conditions:

                  5.2.1. Officer's Certificate. Except, in each case, as may have occurred with respect to the dissolution or performance of Janus Flooring Corporation, the representations and warranties contained in
         Section 7 shall be true and correct on and as of such Closing Date with the same force and effect as though made on and as of such date (except as to any representation or warranty which refers to a specific earlier date); no Default shall exist on such Closing Date prior to or immediately after giving effect to the requested extension of credit; no Material Adverse Change shall have occurred since December 31, 2002; and the Borrower shall have furnished to the Agent in connection with the requested extension of credit a certificate to these effects, in substantially the form of Exhibit 5.2.1, signed by a Financial Officer.

                  5.2.2. Legality, etc. The making of the requested extension of credit shall not (a) subject any Lender to any penalty or special tax (other than a tax for which the Borrower is required to reimburse the Lenders under Section 3.5), (b) be prohibited by any Legal Requirement or (c) violate any credit restraint program of the executive branch of the government of the United States of America, the Board of Governors of the Federal Reserve System or any other governmental or administrative agency so long as any Lender reasonably believes that compliance therewith is customary commercial practice.

6. General Covenants. Each Borrower covenants that, until all of the Credit Obligations shall have been paid in full and until the Lenders' commitments to extend credit under this Agreement and any other Credit Document shall have been irrevocably terminated, the Company and its Subsidiaries will comply with the following provisions, it being understood that the transactions contemplated by the Congoleum Plan, the Congoleum Note or the Congoleum Plan Trust, and the effects thereof, shall be excluded for each and all of the purposes hereof:

         6.1. Taxes and Other Charges; Accounts Payable.

                  6.1.1. Taxes and Other Charges. Each of the Company and its Subsidiaries shall duly pay and discharge, or cause to be paid and discharged, before the same becomes in arrears, all taxes, assessments and other governmental charges imposed upon such Person and its properties, sales or activities, or upon the income or profits therefrom, as well as all claims for labor, materials or supplies which if unpaid might by law become a Lien upon any of its property; provided, however, that any such tax, assessment, charge or claim need not be paid if the validity or amount thereof shall at the time be contested in good faith by appropriate proceedings and if such Person shall, in accordance with GAAP, have set aside on its books adequate reserves with respect thereto; and provided, further, that each of the Company and its Subsidiaries shall pay or bond, or cause to be paid or bonded, all such taxes, assessments, charges or other governmental claims immediately upon the commencement of proceedings to foreclose any Lien which may have attached as security therefor (except to the extent such proceedings have been dismissed or stayed).

                  6.1.2. Accounts Payable. Each of the Company and its Subsidiaries shall promptly pay when due, or in conformity with customary trade terms, all accounts payable incident to the operations of such Person not referred to in Section 6.1.1; provided, however, that any such accounts payable need not be paid if the validity or amount thereof shall at the time be contested in good faith and if such Person shall, in accordance with GAAP, have set aside on its books adequate reserves with respect thereto.

6.2.     Conduct of Business, etc.

                  6.2.1. Types of Business. The Company and its Subsidiaries shall engage only in the business as they are currently engaged in and other activities related thereto.

                  6.2.2. Maintenance of Properties. Each of the Company and its
         Subsidiaries:

                           (a) shall keep its properties in such repair,
                  working order and condition, and shall from time to time make such repairs, replacements, additions and improvements thereto, as are necessary for the efficient operation of its businesses and shall comply at all times in all material respects with all material franchises, licenses and leases to which it is party so as to prevent any loss or forfeiture thereof or thereunder, except where (i) compliance is at the time being contested in good faith by appropriate proceedings and (ii) failure to comply with the provisions being contested has not resulted, and does not create a material risk of resulting, in the aggregate in any Material Adverse Change; and

                           (b) shall do all things necessary to preserve, renew
                  and keep in full force and effect and in good standing its legal existence and authority necessary to continue its business.

                  6.2.3. Compliance with Legal Requirements. Each of the Company and its Subsidiaries shall comply in all material respects with all valid Legal Requirements applicable to it, except where (a) compliance therewith shall at the time be contested in good faith by appropriate proceedings and (b) failure so to comply with the provisions being contested has not resulted, and does not create a material risk of resulting, in the aggregate in any Material Adverse Change.

                  6.2.4. Compliance with Material Agreements. Each of the Company and its Subsidiaries shall comply in all material respects with the Material Agreements (to the extent not in violation of the other provisions of this Agreement or any other Credit Document). Without the prior written consent of the Required Lenders, no Material Agreement shall be amended, modified, waived or terminated in any manner that would have in any material respect an adverse effect on the interests of the Lenders.

         6.3. Insurance.

                  6.3.1. Business Interruption Insurance. Each of the Company and its Subsidiaries shall maintain with financially sound and reputable insurers insurance related to interruption of business, either for loss of profits or for extra expense, in the manner customary for businesses of similar size engaged in similar activities.

                  6.3.2. Property Insurance. Each of the Company and its Subsidiaries shall keep its assets which are of an insurable character insured by financially sound and reputable insurers against theft and fraud and against loss or damage by fire, explosion and hazards insured against by extended coverage to the extent, in amounts and with deductibles at least as favorable as those generally maintained by businesses of similar size engaged in similar activities.

                  6.3.3. Liability Insurance. Each of the Company and its Subsidiaries shall maintain with financially sound and reputable insurers insurance against liability for hazards, risks and liability to persons and property, including product liability insurance, to the extent, in amounts and with deductibles at least as favorable as those generally maintained by businesses of similar size engaged in similar activities; provided, however, that it may effect workers' compensation insurance or similar coverage with respect to operations in any particular state or other jurisdiction through an insurance fund operated by such state or jurisdiction or by meeting the self-insurance requirements of such state or jurisdiction.

         6.4. Financial Statements and Reports. Each of the Company and its Subsidiaries shall maintain a system of accounting in which correct entries shall be made of all transactions in relation to their business and affairs in accordance with generally accepted accounting practice. The fiscal year of the Company and its Subsidiaries shall end on December 31 in each year and the fiscal quarters of the Company and its Subsidiaries shall end on or about March 31, June 30, September 30 and December 31 in each year.

                  6.4.1. Annual Reports. The Company shall furnish to the Lenders as soon as available, and in any event within 90 days after the end of each fiscal year, (i) for the Company and its Subsidiaries and (ii) for the Company and its Subsidiaries reporting Congoleum on the equity method, the Consolidated and Consolidating balance sheets as at the end of such fiscal year, the Consolidated and Consolidating statements of income and Consolidated statements of changes in shareholders' equity and of cash flows for such fiscal year (all in reasonable detail) and, in the case of Consolidated financial statements, comparative figures for the immediately preceding fiscal year, all accompanied by:

                           (a) Reports of independent certified public
                  accountants of recognized national standing reasonably satisfactory to the Required Lenders, containing no material qualification, to the effect that they have audited the foregoing Consolidated financial statements in accordance with generally accepted auditing standards and that such Consolidated financial statements present fairly, in all material respects, the financial position of the Company and its Subsidiaries covered thereby at the dates thereof and the results of their operations for the periods covered thereby in conformity with GAAP.

                           (b) A certificate of the Company signed by a
                  Financial Officer to the effect that such officer has caused this Agreement to be reviewed and has no knowledge of any Default, or if such officer has such knowledge, specifying such Default and the nature thereof, and what action the Company has taken, is taking or proposes to take with respect thereto.

                           (c) Computations by the Company in substantially the
                  form of Exhibit 6.4 demonstrating, as of the end of such fiscal year, compliance with the Computation Covenants, signed by a Financial Officer.

                           (d) In the event of a change in GAAP, computations
                  by the Company, signed by a Financial Officer, reconciling the financial statements referred to above with financial statements prepared in accordance with GAAP as applied to the other covenants in Section 6 and related definitions.

                  6.4.2. Quarterly Reports. The Company shall furnish to the Lenders as soon as available and, in any event, within 45 days after the end of each of the first three fiscal quarters of the Company (i) for the Company and its Subsidiaries and (ii) for the Company and its Subsidiaries reporting Congoleum on the equity method, the internally prepared Consolidated balance sheet as of the end of such fiscal quarter, the Consolidated statements of income, of changes in shareholders' equity and of cash flows for such fiscal quarter and for the portion of the fiscal year then ended (all in reasonable detail) and comparative figures for the same period in the preceding fiscal year, all accompanied by:

                           (a) A certificate of the Company signed by a
                  Financial Officer to the effect that such financial statements have been prepared in accordance with GAAP and present fairly, in all material respects, the financial position of the Company and its Subsidiaries covered thereby at the dates thereof and the results of their operations for the periods covered thereby, subject only to normal year-end audit adjustments and the addition of footnotes.

                           (b) A certificate of the Company signed by a
                  Financial Officer to the effect that such officer has caused this Agreement to be reviewed and has no knowledge of any Default, or if such officer has such knowledge, specifying such Default and the nature thereof and what action the Company has taken, is taking or proposes to take with respect thereto.

                           (c) Computations by the Company in substantially the
                  form of Exhibit 6.4 demonstrating, as of the end of such quarter, compliance with the Computation Covenants, signed by a Financial Officer.

                           (d) In reasonable detail, management's discussion
                  and analysis of the results of operations and financial condition of the Company and its Subsidiaries as at the end of and for the fiscal period covered by the financial statements referred to above.

                  6.4.3. Borrowing Base Reports. The Company shall furnish to the Lenders, as soon as available and, in any event (a) within 10 days after the end of each month, or (b) within 10 days following any written request by the Agent if more frequently than monthly, but in any event not more frequently than once per week, a certificate of a Financial Officer supplying computations of the Borrowing Base at the end of such month (or week, as the case may be), it being understood that any such certification may exclude foreign amounts and foreign calculations, in which event all such excluded amounts shall be deemed not included in the Borrowing Base for such date.

                  6.4.4. Other Reports. The Company shall promptly furnish to the Lenders:

                           (a) As soon as prepared and in any event before the
                  beginning of each fiscal year, an annual budget and operating projections for such fiscal year of the Company and its Subsidiaries, prepared in a manner consistent with the manner in which the financial projections described in Section 7.2.1 were prepared.

                           (b) Any material updates of such budget and
                  projections, if requested by the Agent on behalf of the Lenders.

                           (c) Any management letters furnished to the Company
                  or any of its Subsidiaries by the Company's auditors, if requested by the Agent on behalf of the Lenders.

                           (d) All budgets, projections, statements of
                  operations and other reports furnished generally to the shareholders of the Company.

                           (e) Such registration statements, proxy statements
                  and reports, including Forms S-1, S-2, S-3, S-4, 10-K, 10-Q and 8-K, as may be filed by the Company or any of its Subsidiaries with the Securities and Exchange Commission.

                           (f) Any 90-day letter or 30-day letter from the
                  federal Internal Revenue Service (or the equivalent notice received from state or other taxing authorities) asserting tax deficiencies against the Company or any of its Subsidiaries.

                  6.4.5. Notice of Litigation, Defaults, etc. The Company shall promptly furnish to the Lenders notice of any litigation or any administrative or arbitration proceeding (a) which creates a material risk of resulting, after giving effect to any applicable insurance, in the payment by the Company and its Subsidiaries of more than $500,000 or (b) which results, or creates a material risk of resulting, in a Material Adverse Change. Promptly upon acquiring knowledge thereof, the Company shall notify the Lenders of the existence of any Default or Material Adverse Change, specifying the nature thereof and what action the Company or any of its Subsidiaries has taken, is taking or proposes to take with respect thereto.

                  6.4.6. Other Information; Audit. From time to time at reasonable intervals upon request of any authorized officer of any Lender, each of the Company and its Subsidiaries shall furnish to such Lender such other information regarding the business, assets, financial condition, income or prospects of the Company and its Subsidiaries as such officer may reasonably request, including copies of all tax returns, licenses, agreements, leases and instruments to which any of the Company or its Subsidiaries is party. Each Lender's authorized officers and representatives shall have the right during normal business hours upon reasonable notice and at reasonable intervals to examine the books and records of the Company and its Subsidiaries, to make copies and notes therefrom for the purpose of ascertaining compliance with or obtaining enforcement of this Agreement or any other Credit Document. The Agent, upon reasonable advance notice, may undertake to have the Company and its Subsidiaries reviewed by the Agent's commercial financial examiners and fixed asset appraisers.

         6.5. Certain Financial Tests. All of the financial tests set forth in this Section 6.5 shall be measured on the basis of financial statements of the Company and it Subsidiaries reporting Congoleum on the equity method.

                  6.5.1. Consolidated Total Liabilities to Consolidated Tangible Net Worth. On the last day of each fiscal quarter of the Company, Consolidated Total Liabilities shall not exceed 225% of Consolidated Tangible Net Worth on such date.

                  6.5.2. Consolidated Adjusted EBITDA to Consolidated Interest Expense. For each period of four consecutive fiscal quarters of the Company, Consolidated Adjusted EBITDA shall equal or exceed the percentage set forth in the table below of Consolidated Interest Expense.

                      Quarter Ending                   Percentage
                      --------------                   ----------
                          9/30/03                         60%
                         12/31/03                         80%
                          3/31/04                         70%
                  6/30/04 and thereafter                  100%

                  6.5.3. Consolidated Tangible Net Worth. Consolidated Tangible Net Worth shall on each quarter end exceed the sum of (a) $40,000,000 plus (b) 33?% of Consolidated Net Income (if positive) for each fiscal quarter of the Company ending June 30, 2003 and thereafter.

                  6.5.4. Current Ratio. Consolidated Current Assets shall not on any quarter end be less than 125% of Consolidated Current Liabilities.

                  6.5.5. Income from Continuing Operations. Net income from continuing operations (excluding, in all events, net income relating to Janus Flooring Corporation) of the Company and its Subsidiaries reporting Congoleum on the equity method shall equal or exceed $1.00 in at least one of any two consecutive fiscal quarters of the Company for any two consecutive fiscal quarters of the Company ending September 30, 2003 and thereafter.

                  6.5.6. Capital Expenditures. The aggregate amount of Capital Expenditures in any fiscal year of the Company ending after December 31, 2002 shall not exceed $4,000,000.

         6.6. Indebtedness. Neither the Company nor any of its Subsidiaries shall create, incur, assume or otherwise become or remain liable with respect to any Indebtedness, including Guarantees of Indebtedness of others and reimbursement obligations, whether contingent or matured, under letters of credit or other financial guarantees by third parties, (or become contractually committed to do so), except the following:

                  6.6.1. Indebtedness in respect of the Credit Obligations.

                  6.6.2. Indebtedness in respect of Capitalized Lease Obligations, Synthetic Lease Obligations or secured by purchase money security interests; provided, however, that the aggregate principal amount of all Indebtedness permitted by this Section 6.6.2 at any one time outstanding shall not exceed $1,000,000.

                  6.6.3. Current liabilities, other than Financing Debt, incurred in the ordinary course of business or in accordance with hedge agreements permitted by the other provisions of this Agreement.

                  6.6.4. To the extent that payment thereof shall not at the time be required by Section 6.1, Indebtedness in respect of taxes, assessments, governmental charges and claims for labor, materials and supplies.

                  6.6.5. Indebtedness secured by Liens of carriers, warehouses, mechanics, landlords and other Persons permitted by Sections 6.7.2 and 6.7.3.

                  6.6.6. Indebtedness in respect of judgments or awards (a) which have been in force for less than the applicable appeal period or
         (b) in respect of which the Company or any Subsidiary shall at the time in good faith be prosecuting an appeal or proceedings for review and, in the case of each of clauses (a) and (b), the Company or such Subsidiary shall have taken appropriate reserves therefor in accordance with GAAP and execution of such judgment or award shall not be levied.

                  6.6.7. Guarantees by the Company of Indebtedness and other obligations incurred by its Subsidiaries and permitted by the other provisions of this Section 6.6.

                  6.6.8. Indebtedness in respect of inter-company loans and advances among the Company and its Subsidiaries which are not prohibited by Section 6.8.

                  6.6.9. Indebtedness outstanding on the date hereof or incurred after the date hereof under any unused portion of a committed facility that exists on the date hereof and is described in Exhibit
         7.3 and (except with respect to the Prior Credit Agreement, which shall be terminated on the Initial Closing Date) all refinancings and extensions thereof not in excess of the amount thereof outstanding or committed immediately prior to such refinancing or extension.

                  6.6.10. Indebtedness (other than Financing Debt) in addition to the foregoing; provided, however, that the aggregate amount of all such Indebtedness at any one time outstanding shall not exceed $1,000,000.

                  6.6.11. The obligation of the Company to contribute cash in the amount of $250,000 to the Congoleum Plan Trust.

                  6.6.12. The obligation of the Company to make a contribution to the Congoleum Plan Trust if the Company sells or otherwise disposes of all or substantially all of its shares of Congoleum stock within a certain period of time if the value of Congoleum implied by such stock sale or disposition exceeds a certain amount, as further provided under the Congoleum Plan.

                  6.6.13. Indebtedness contemplated by the Congoleum Plan, Congoleum Plan Note or Congoleum Plan Trust.

         6.7. Liens. Neither the Company nor any of its Subsidiaries shall create, incur or enter into, or suffer to be created or incurred or to exist, any Lien (or become contractually committed to do so), except the following:

                  6.7.1. Liens constituting (a) purchase money security interests (including mortgages, conditional sales, Capitalized Leases, Synthetic Leases and any other title retention or deferred purchase devices) in real property, interests in leases or tangible personal property (other than inventory) existing or created on the date on which such property is acquired or within 60 days thereafter, and (b) the renewal, extension or refunding of any security interest referred to in the foregoing clause (a) in an amount not to exceed the amount thereof remaining unpaid immediately prior to such renewal, extension or refunding; provided, however, that (i) each such security interest shall attach solely to the particular item of property so acquired, and the principal amount of Indebtedness (including Indebtedness in respect of Capitalized Lease Obligations and Synthetic Lease Obligations) secured thereby shall not exceed the cost (including all such Indebtedness secured thereby, whether or not assumed) of such item of property; and (ii) the aggregate principal amount of all Indebtedness secured by Liens permitted by this Section 6.7.1 shall not exceed the amount permitted by Section 6.6.2.

                  6.7.2. Liens of carriers, warehouses, mechanics and similar Liens, in each case (a) in existence less than 90 days from the date of creation thereof or (b) being contested in good faith by the Company or any Subsidiary in appropriate proceedings (so long as the Company or such Subsidiary shall, in accordance with GAAP, have set aside on its books adequate reserves with respect thereto).

                  6.7.3. Encumbrances in the nature of (a) zoning restrictions,
         (b) easements, (c) restrictions of record on the use of real property,
         (d) landlords' and lessors' Liens on rented premises and (e) restrictions on transfers or assignment of leases, which in each case do not materially detract from the value of the encumbered property or impair the use thereof in the business of the Company or any Subsidiary.

                  6.7.4. Liens as in effect on the date hereof described in
         Exhibit 7.3 (and renewals and replacements thereof) and securing Indebtedness permitted by Section 6.

                  6.7.5. Any pledge by the Company of shares of common stock of Congoleum held by the Company, together with any other equity rights the Company have in Congoleum, which pledge shall serve as collateral for any amounts owed by Congoleum under the Congoleum Plan Note.

                  6.7.6. Any pledge by the Company of amounts receivable under the Congoleum Joint Venture Agreement to the Congoleum Plan Trust as additional collateral securing Congoleum's obligations under the Congoleum Plan Note.

                  6.7.7. Liens existing as of the date hereof on foreign assets. The Company covenants and agrees that it shall not materially alter, or suffer to exist any material alteration of, such liens on foreign assets.

                  6.7.8. Encumbrances in the nature of non-exclusive licenses of the Company's or any Subsidiaries' intellectual property (i) in the ordinary course of business consistent with past practices or (ii) to their respective Affiliates, notwithstanding the requirements of
         Section 6.14.

         6.8. Investments and Acquisitions. Neither the Company nor any of its Subsidiaries shall have outstanding, acquire or hold any Investment (including any Investment consisting of the acquisition of any business) (or become contractually committed to do so), except the following:

                  6.8.1. Investments of the Company and its Subsidiaries in (a) Unrestricted Subsidiaries or (b) Persons that have become Unrestricted Subsidiaries after the date hereof; provided, however, that no such Investment shall involve the transfer by the Company or the Borrower of any material assets other than cash or capital stock of the Company.

                  6.8.2. (i) Intercompany loans and advances from any Subsidiary to the Borrower but in each case only to the extent reasonably necessary for Consolidated tax planning and working capital management and (ii) Intercompany loans and advances among any Borrower or Subsidiary in the ordinary course of business for working capital management.

                  6.8.3. Loans to any employee of either the Company or Subsidiaries that in the aggregate do not exceed $250,000.

                  6.8.4. Investments in Cash Equivalents and hedge agreements permitted by the other provisions of this Agreement.

                  6.8.5. Guarantees permitted by Section 6.6.

                  6.8.6. Investments of the Company or its Subsidiaries in Foreign Wholly-Owned Subsidiaries outstanding on the date hereof and described in Exhibit 7.3.

                  6.8.7. The Company and its Subsidiaries may make acquisitions of businesses in the same or a substantially similar line of business so long as:

                           (a) The Company has provided the Agent at least 15
                  Banking Days prior written notice of such acquisition and copies of all letters of intent and agreements relating thereto.

                           (b) The Company provides written computations,
                  historical financial statements and projections satisfactory to the Agent demonstrating pro forma compliance with Section
                  6.5 and the absence of any Default, both immediately before and after giving effect to such acquisition.

                           (c) The aggregate purchase price (including cash,
                  assumed debt, earnout payments, seller debt, stock issuances and noncompetition payments) for such acquisition (including any related acquisitions) is less than $500,000, or the consent of the Required Lenders has been obtained.

                           (d) The Company or one of its Subsidiaries is the
                  surviving entity of such acquisition or, in the event of a stock acquisition, the Company or one of its Subsidiaries will own at least 80% of the capital stock, as well as at least 80% of the capital stock entitled to vote generally for the election of directors, of the acquired entity.

                  6.8.8. Investments in (i) Janus Flooring Corporation made any time after September 30, 2003 and that in the aggregate do not exceed $1,500,000 (net of amounts distributed after September 30, 2003 by Janus Flooring Corporation to, or otherwise received after September 30, 2003 from Janus Flooring Corporation by, the Company or any other Subsidiary) and (ii) Investments not to exceed $500,000 in the aggregate in other Subsidiaries.

                  6.8.9. Investments existing on the date of this Agreement set forth on Schedule 6.8.9 hereto, or any other non-material Investments not exceeding $10,000 in the aggregate.

         6.9. Distributions. Neither the Company nor any of its Subsidiaries shall make any Distribution (or become contractually committed to do so), except the following:

                  6.9.1. So long as immediately before and after giving effect thereto no Default exists, Subsidiaries of the Company may make Distributions to the Company or any Unrestricted Subsidiary of the Company and the Company and its Subsidiaries may make Investments permitted by Sections 6.8.1 and 6.8.2.

                  6.9.2. So long as immediately before and after giving effect thereto no Default exists, the Company may make Distributions in an amount which shall not exceed the sum of (i) 50% of Consolidated Net Income (including for this purpose only losses relating to Janus Floor Corporation occurring after December 31, 2002) for the period from and after June 30, 2003 to and including the most recent quarter ended prior to the measurement date, minus (ii) the aggregate amount of all Distributions declared, ordered, paid, made or set apart after June 30, 2003.

                  6.9.3. Any Wholly Owned Subsidiary of the Company (other than the Borrower) may merge, consolidate or be liquidated into the Borrower or any other Wholly Owned Subsidiary of the Borrower so long as after giving effect to any such merger to which the Borrower is a party the Borrower shall be the surviving or resulting Person.

         6.10. Issuance of Equity by Subsidiaries; Subsidiary Distributions.

                  6.10.1. Issuance of Equity by Subsidiaries. No Subsidiary shall issue or sell any shares of its capital stock or other evidence of equity or beneficial ownership to any Person other than the Company or any Wholly Owned Subsidiary of the Company.

                  6.10.2. No Restrictions on Subsidiary Distributions. Except for this Agreement and the Credit Documents, neither the Company nor any Subsidiary shall enter into or be bound by any agreement (including covenants requiring the maintenance of specified amounts of net worth or working capital) restricting the right of any Subsidiary to make Distributions or extensions of credit to the Borrower (directly or indirectly through another Subsidiary); provided, however, that Foreign Subsidiaries may become subject to such restrictions pursuant to loan agreements with respect to Indebtedness permitted by Section 6.6.9.

         6.11. Voluntary Prepayments of Other Indebtedness. Prior to March 1, 2004, neither the Company nor any of its Subsidiaries shall make any voluntary prepayment of principal of or interest on any Financing Debt (other than the Credit Obligations) or make any voluntary redemptions or repurchases of Financing Debt (other than the Credit Obligations), in each case except in order to facilitate a refinancing of Indebtedness permitted by Section 6.6. Notwithstanding the foregoing, American Biltrite (Canada) Ltd. may prepay any and all amounts pursuant to the Credit Agreement, dated as of September 16, 2002, between American Biltrite (Canada) Ltd. as borrower and CIBC as lender, at any time and from time to time.

         6.12. Negative Pledge Clauses. Neither the Company nor any of its Subsidiaries shall enter into any agreement, instrument, deed or lease which prohibits or limits the ability of the Company or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of their respective properties, assets or revenues, whether now owned or hereafter acquired, or which requires the grant of any collateral for such obligation if collateral is granted for another obligation except for such agreements, instruments, deeds or loans with respect to liens permitted by Section 6.7.7 hereof and except as set forth in the Note Purchase Agreement.

         6.13. ERISA, etc. Each of the Company and its Subsidiaries shall comply, and shall cause all ERISA Group Persons to comply, in all material respects, with the provisions of ERISA and the Code applicable to each Plan.

         6.14. Transactions with Affiliates. Neither the Company nor any of its Subsidiaries shall effect any transaction with any of their respective Affiliates (except for the Company and its Subsidiaries) on a basis less favorable to the Company and its Subsidiaries than would be the case if such transaction had been effected with a non-Affiliate.

         6.15. Environmental Laws. Each of the Company and its Subsidiaries shall use and operate all of its facilities and properties in material compliance with all Environmental Laws, keep in effect all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters and remain in material compliance therewith, and handle all Hazardous Materials in material compliance with all applicable Environmental Laws.

         6.16. Congoleum. Each of the Company and its Subsidiaries will not make any amendments or changes to the Congoleum Plan, the Congoleum Plan Note and the Congoleum Plan Trust without the prior written consent of the Agent if the effect of such amendment or change would be to increase the obligations of the Borrowers or any of their Subsidiaries.

7. Representations and Warranties. In order to induce the Lenders to extend credit to the Borrower hereunder, each Borrower jointly and severally represents and warrants as follows, it being understood that the transactions contemplated by the Congoleum Plan, the Congoleum Note or the Congoleum Plan Trust, and the dissolution and performance of Janus Flooring Corporation, and, in each case, the effects thereof, shall be excluded for each and all of the purposes hereof:

         7.1. Organization and Business.

                  7.1.1. The Company. The Company is a duly organized and validly existing corporation, in good standing under the laws of Delaware, with all power and authority, corporate or otherwise, necessary to enter into and perform this Agreement and each other Credit Document to which it is party.

                  7.1.2. Subsidiaries. Each Subsidiary of the Company is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized, with all power and authority, corporate or otherwise, necessary to enter into and perform this Agreement and each other Credit Document to which it is party. Exhibit 7.1 sets forth, as of the date hereof (i) the name, jurisdiction of organization, the organizational identification number issued by such jurisdiction and the federal taxpayer identification number of each Subsidiary of the Company (to the extent applicable),
         (ii) the address of the chief executive office and principal place of business of each such Subsidiary, (iii) each name under which each such Subsidiary conducts its business, (iv) each jurisdiction in which each such Subsidiary owns real or tangible personal property, and, in the case of real property, whether such real property is owned or leased by such Subsidiary and (v) the number of authorized and issued equity interests and ownership of each such Subsidiary.

                  7.1.3. Qualification. Each of the Company and its Subsidiaries is duly and legally qualified to do business as a foreign corporation or other entity and is in good standing in each state or jurisdiction in which such qualification is required and is duly authorized, qualified and licensed under all laws, regulations, ordinances or orders of public authorities, or otherwise, to carry on its business in the places and in the manner in which it is conducted, except for failures to be so qualified, authorized or licensed which would not in the aggregate result, or create a material risk of resulting, in any Material Adverse Change.

         7.2. Financial Statements and Other Information; Material Agreements.

                  7.2.1. Financial Statements and Other Information. The Company has previously furnished to the Lenders copies of the following:

                           (a) The audited Consolidated balance sheets of the
                  Company and its Subsidiaries as at December 31 in each of 2000, 2001 and 2002 and the audited Consolidated statements of income and the audited Consolidated statements of changes in shareholders' equity and of cash flows of the Company and its Subsidiaries for the fiscal years of the Company then ended.

                           (b) The unaudited Consolidated balance sheet of the
                  Company and its Subsidiaries as at June 30, 2003 and the unaudited Consolidated statements of income, of changes in shareholders' equity and of cash flows of the Company and its Subsidiaries for the portion of the fiscal year then ended.

The audited Consolidated financial statements (including the notes thereto) referred to in clause (a) above were prepared in accordance with GAAP and fairly present in all material respects the financial position of the Company and its Subsidiaries on a Consolidated basis at the respective dates thereof and the results of their operations for the periods covered thereby. The unaudited Consolidated financial statements referred to in clause (b) above were prepared in accordance with GAAP and fairly present in all material respects the financial position of the Company and its Subsidiaries at the respective dates thereof and the results of their operations for the periods covered thereby, subject to normal year-end audit adjustments and the addition of footnotes in the case of interim financial statements. Neither the Company nor any of its Subsidiaries has any known contingent liability material to the Company and its Subsidiaries on a Consolidated basis which is not reflected in the balance sheets referred to in clauses (a) or (b) above (or delivered pursuant to Sections 6.4.1 or 6.4.2) or in the notes thereto.

                  7.2.2. Material Agreements. The Company has previously furnished to the Lenders correct and complete copies, including all exhibits, schedules and amendments thereto, of the agreements and instruments, each as in effect on the date hereof, listed in Exhibit 7.2.2, which constitute all agreements and instruments material to the Company and its Subsidiaries on a Consolidated basis (together with the Charters and Bylaws of the Company and its Subsidiaries, the "Material Agreements").

         7.3. Agreements Relating to Financing Debt, Investments, etc. Exhibit
7.3 sets forth:

                  7.3.1. The amounts (as of the dates indicated in Exhibit 7.3), of all Financing Debt of the Company and its Subsidiaries and all agreements, Liens and Guarantees which relate to such Financing Debt.

                  7.3.2. All agreements which directly or indirectly require the Company or any Subsidiary to make any Investment.

         7.4. Changes in Condition. Since December 31, 2002 no Material Adverse Change has occurred (except to the extent referenced in any filing made by the Company with the United States Securities and Exchange Commission with respect to a period ending on or before December 31, 2002), and between December 31, 2002 and the date hereof, neither the Company nor any Subsidiary of the Company has entered into any material transaction outside the ordinary course of business except for the transactions contemplated by this Agreement and the Material Agreements.

         7.5. Title to Assets. The Company and its Subsidiaries have good and marketable title to all assets necessary for or used in the operations of their business as now conducted by them and reflected in the most recent balance sheet referred to in Section 7.2.1 (or the balance sheet most recently furnished to the Lenders pursuant to Sections 6.4.1 or 6.4.2), and to all assets acquired subsequent to the date of such balance sheet, subject to no Liens except for Liens permitted by Section 6.7.

         7.6. Operations in Conformity With Law, etc. The operations of the Company and its Subsidiaries as now conducted or proposed to be conducted are not in violation of, nor is the Company or its Subsidiaries in default under, any Legal Requirement presently in effect, except for such violations and defaults as do not and will not, in the aggregate, result, or create a material risk of resulting, in any Material Adverse Change. The Company has received no notice of any such violation or default and has no knowledge of any basis on which the operations of the Company or its Subsidiaries, as now conducted and as currently proposed to be conducted after the date hereof, would be held so as to violate or to give rise to any such violation or default.

         7.7. Litigation. No litigation, at law or in equity, or any proceeding before any court, board or other governmental or administrative agency or any arbitrator is pending or, to the knowledge of the Company, the Borrower or any Guarantor, threatened which involves any material risk of any final judgment, order or liability which, after giving effect to any applicable insurance, has resulted, or creates a material risk of resulting, in any Material Adverse Change or which seeks to enjoin the consummation, or which questions the validity, of any of the transactions contemplated by this Agreement or any other Credit Document. No judgment, decree or order of any court, board or other governmental or administrative agency or any arbitrator has been issued against or binds the Company or any of its Subsidiaries which has resulted, or creates a material risk of resulting, in any Material Adverse Change.

         7.8. Authorization and Enforceability. Each of the Company and each other Obligor has taken all corporate action required to execute, deliver and perform this Agreement and each other Credit Document to which it is party. No consent of stockholders of the Company is necessary in order to authorize the execution, delivery or performance of this Agreement or any other Credit Document to which the Company is party. Each of this Agreement and each other Credit Document constitutes the legal, valid and binding obligation of each Obligor party thereto and is enforceable against such Obligor in accordance with its terms.

         7.9. No Legal Obstacle to Agreements. Neither the execution and delivery of this Agreement or any other Credit Document, nor the making of any borrowings hereunder, nor the consummation of any transaction referred to in or contemplated by this Agreement or any other Credit Document (excluding the transactions contemplated by the Congoleum Plan, the Congoleum Plan Trust or the Congoleum Note), nor the fulfillment of the terms hereof or thereof or of any other agreement, instrument, deed or lease contemplated by this Agreement or any other Credit Document (excluding the transactions contemplated by the Congoleum Plan, the Congoleum Plan Trust or the Congoleum Note), has constituted or resulted in or will constitute or result in:

                           (a) any breach or termination of the provisions of
                  any material agreement, instrument, deed or lease to which the Company, any of its Subsidiaries or any other Obligor is a party or by which it is bound, or of the Charter or By-laws of the Company, any of its Subsidiaries or any other Obligor;

                           (b) the material violation of any law, statute,
                  judgment, decree or governmental order, rule or regulation applicable to the Company, any of its Subsidiaries or any other Obligor;

                           (c) except for Liens under (i) the Credit Documents
                  and (ii) the Note Purchase and Private Shelf Agreement and Facility Guarantee, dated as of August 28, 2001, between American Biltrite Inc., Prudential and the purchasers listed therein (as amended, modified and supplemented from time to time), the creation under any agreement, instrument, deed or lease of any Lien upon any of the assets of the Company, any of its Subsidiaries or any other Obligor; or

                           (d) any redemption, retirement or other repurchase
                  obligation of the Company, any of its Subsidiaries or any other Obligor under any Charter, By-law, agreement, instrument, deed or lease.

No approval, authorization or other action by, or declaration to or filing with, any governmental or administrative authority or any other Person is required to be obtained or made by the Company, any of its Subsidiaries or any other Obligor in connection with the execution, delivery and performance of this Agreement or any other Credit Document, the transactions contemplated hereby or thereby or the making of any borrowing hereunder (excluding the transactions contemplated by the Congoleum Plan, the Congoleum Plan Trust or the Congoleum Note).

         7.10. Defaults. Neither the Company nor any of its Subsidiaries is in default under any provision of its Charter or By-laws or of this Agreement or any other Credit Document. Neither the Company nor any of its Subsidiaries is in default under any provision of any agreement, instrument, deed or lease to which it is party or by which it or its property is bound so as to result, or create a material risk of resulting, in any Material Adverse Change.

         7.11. Licenses, etc. The Company and its Subsidiaries have all patents, patent applications, patent licenses, patent rights, trademarks, trademark rights, trade names, trade name rights, copyrights, licenses, franchises, permits, authorizations and other rights as are reasonably necessary for the conduct of the business of the Company and its Subsidiaries as now conducted by them. All of the foregoing are in full force and effect in all material respects, and each of the Company and its Subsidiaries is in substantial compliance with the foregoing without any known conflict with the valid rights of others which has resulted, or creates a material risk of resulting, in any Material Adverse Change.

         7.12. Pension Plans. Each Plan (other than a Multiemployer Plan) and, to the knowledge of the Company and its Subsidiaries, each Multiemployer Plan is in material compliance with the applicable provisions of ERISA and the Code. Each Multiemployer Plan and each Plan that constitutes a "defined benefit plan" (as defined in ERISA) are set forth in Exhibit 7.12. Each ERISA Group Person has met all of the funding standards applicable to all Plans that are not Multiemployer Plans, and no condition exists which would permit the institution of proceedings to terminate any Plan that is not a Multiemployer Plan under section 4042 of ERISA. To the knowledge of the Company and each Subsidiary, no Plan that is a Multiemployer Plan is currently insolvent or in reorganization or has been terminated within the meaning of ERISA.

         7.13. Environmental Regulations. Each of the Company and its Subsidiaries is in compliance in all material respects with the Clean Air Act, the Federal Water Pollution Control Act, the Marine Protection Research and Sanctuaries Act, RCRA, CERCLA and any other Environmental Law in effect in any jurisdiction in which any properties of the Company or any of its Subsidiaries are located or where any of them conducts its business, and with all applicable published rules and regulations (and applicable standards and requirements) of the federal Environmental Protection Agency and of any similar agencies in states or foreign countries in which the Company or its Subsidiaries conducts its business other than those which in the aggregate have not resulted, and do not create a material risk of resulting, in a Material Adverse Change.

         7.14. Government Regulation; Margin Stock.

                  7.14.1. Government Regulation. Neither the Company nor any of its Subsidiaries, nor any Person controlling the Company or any of its Subsidiaries or under common control with the Company or any of its Subsidiaries, is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Investment Company Act, the Interstate Commerce Act or any other statute or regulation (other than Regulation X of the Board of Governors of the Federal Reserve System) that regulates the incurring by the Company or any of its Subsidiaries of Financing Debt as contemplated by this Agreement and the other Credit Documents.

                  7.14.2. Margin Stock. Neither the Company nor any of its Subsidiaries owns any Margin Stock.

         7.15. Disclosure. Subject to the final sentence of this Section 7.15, neither this Agreement nor any other Credit Document nor any financial statement, report, notice, mortgage, assignment or certificate furnished or to be furnished to the Lenders or the Agent by or on behalf of the Company or any of its Subsidiaries in connection with the transactions contemplated hereby or by such Credit Document contains any untrue statement of material fact or omits to state a material fact necessary in order to make the statements contained herein or therein, taken as a whole, not misleading in light of the circumstances under which they were made. No fact is actually known to the Company or any of its Subsidiaries which has resulted, or in the future (so far as the Company or any of its Subsidiaries can reasonably foresee) will result, or creates a material risk of resulting, in any Material Adverse Change, except to the extent that present or future general economic conditions may result in a Material Adverse Change. Notwithstanding the foregoing, it is hereby acknowledged that the documentation included in each of Exhibit 1(a) and
Exhibit 1(b) is not effective as of the date hereof, and that such documentation is, accordingly, forward looking and reflective of present intentions as to future transactions, provided, however, that the foregoing does not limit in any way the rights of the Agent under Section 6.16 hereof.

8.       Defaults.

         8.1. Events of Default. The following events are referred to as "Events of Default":

                  8.1.1. Payment. The Borrower shall fail to make any payment in respect of: (a) interest or any fee on or in respect of any of the Credit Obligations owed by it as the same shall become due and payable, and such failure shall continue for a period of three Banking Days, or (b) any Credit Obligation with respect to payments made by any Letter of Credit Issuer under any Letter of Credit or any draft drawn thereunder within three Banking Days or (c) principal of any of the Credit Obligations owed by it as the same shall become due, whether at maturity or by acceleration or otherwise.

                  8.1.2. Specified Covenants. The Company or any of its Subsidiaries shall fail to perform or observe any of the provisions of Sections 6.5 through 6.15.

                  8.1.3. Other Covenants. The Company, any of its Subsidiaries or any other Obligor shall fail to perform or observe any other covenant, agreement or provision to be performed or observed by it under this Agreement or any other Credit Document, and such failure shall not be rectified or cured to the written satisfaction of the Required Lenders within 30 days after the earlier of (a) notice thereof by the Agent to the Company or (b) a Financial Officer shall have actual knowledge thereof.

                  8.1.4. Representations and Warranties. Any representation or warranty of or with respect to the Company, any of its Subsidiaries or any other Obligor made to the Lenders or the Agent in, pursuant to or in connection with this Agreement or any other Credit Document, or in any financial statement, report, notice, mortgage, assignment or certificate delivered to the Agent or any of the Lenders by the Company, any of its Subsidiaries or any other Obligor in connection herewith or therewith, shall be false in any material respect on the date as of which it was made.

                  8.1.5. Material Financing Debt Cross Default, etc.

                           (a) The Company or any of its Subsidiaries shall
                  fail to make any payment when due (after giving effect to any applicable grace periods) in respect of any Material Financing Debt;

                           (b) the Company or any of its Subsidiaries shall
                  fail to perform or observe the terms of any agreement or instrument relating to any Material Financing Debt, and such failure shall continue, without having been duly cured, waived or consented to, beyond the period of grace, if any, specified in such agreement or instrument, and such failure shall permit the acceleration of such Material Financing Debt;

                           (c) all or any part of any Material Financing Debt
                  of the Company or any of its Subsidiaries shall be accelerated or shall become due or payable prior to its stated maturity for any reason whatsoever (except with respect to voluntary prepayments or mandatory contingent payments that do not result from a default thereunder or the occurrence of an event similar to an Event of Default hereunder);

                           (d) any Lien on any property of the Company or any
                  of its Subsidiaries securing any Material Financing Debt shall be enforced by foreclosure or similar action; or

                           (e) any holder of any Material Financing Debt shall
                  exercise any right of rescission with respect to the issuance thereof or put, mandatory prepayment or repurchase rights against the Company or any of its Subsidiaries with respect to such Material Financing Debt (other than any such rights that may be satisfied with "payment in kind" notes or other similar securities).

                  8.1.6. Ownership; Liquidation; etc.

                           (a) the Company shall cease to own, directly or
                  indirectly, the capital stock of its Subsidiaries in the percentage, or a greater percentage, as currently owned, except to the extent permitted by Section 6.10.1; or

                           (b) Any member of the Senior Management Team shall
                  cease to be actively involved in the executive management of the Company and a replacement reasonably satisfactory to the Required Lenders shall not have been selected within 180 days; or

                           (c) a majority of the board of directors of the
                  Company shall be neither (i) directors of the Company as of the date hereof nor (ii) nominated, appointed or approved by directors of the Company as of the date hereof nor (iii) nominated, appointed or approved by directors described in clause (ii) above; or

                           (d) any Person, together with "affiliates" and
                  "associates" of such Person within the meaning of Rule 12b-2 of the Exchange Act, or any "group" including such Person under sections 13(d) and 14(d) of the Exchange Act, other than the Persons described in paragraph (b) above, shall acquire after the date hereof (i) beneficial ownership within the meaning of Rule 13d-3 of the Exchange Act of 33% or more of either the voting stock or total equity capital of the Company or (ii) direct or indirect control of the Company through a shareholder, voting or similar agreement or arrangement; or

                           (e) the Company or any of its Subsidiaries or any
                  other Obligor shall initiate any action to dissolve, liquidate or otherwise terminate its existence.

                  8.1.7. Enforceability, etc. Any Credit Document shall cease for any reason (other than the scheduled termination thereof in accordance with its terms) to be enforceable in accordance with its terms or in full force and effect; or any party to any Credit Document shall so assert in a judicial or similar proceeding; or the security interests created by this Agreement or any other Credit Documents shall cease to be enforceable and of the same effect and priority purported to be created hereby.

                  8.1.8. Judgments. A final judgment (a) which, with other outstanding final judgments against the Company and its Subsidiaries, exceeds an aggregate of $500,000 in excess of applicable insurance coverage shall be rendered against the Company or any of its Subsidiaries, or (b) which grants injunctive relief that results, or creates a material risk of resulting, in a Material Adverse Change and in either case if (i) within 30 days after entry thereof, such judgment shall not have been discharged or execution thereof stayed pending appeal or (ii) within 30 days after the expiration of any such stay, such judgment shall not have been discharged (it being understood that the Congoleum Plan and proceedings, settlements and transactions in connection therewith shall be excluded for the purposes hereof).

                  8.1.9. ERISA. Any "reportable event" (as defined in section 4043 of ERISA) shall have occurred that reasonably could be expected to result in termination of a Plan or the appointment by the appropriate United States District Court of a trustee to administer any Plan or the imposition of a Lien in favor of a Plan.

                  8.1.10. Bankruptcy, etc. The Company, any of its Subsidiaries or any other Obligor (it being understood that the Congoleum Plan and proceedings, settlements and transactions in connection therewith shall be excluded for the purposes hereof) shall:

                           (a) commence a voluntary case under the Bankruptcy
                  Code or authorize, by appropriate proceedings of its board of directors or other governing body, the commencement of such a voluntary case;

                           (b) (i) have filed against it a petition commencing
                  an involuntary case under the Bankruptcy Code that shall not have been dismissed within 60 days after the date on which such petition is filed, or (ii) file an answer or other pleading within such 60-day period admitting or failing to deny the material allegations of such a petition or seeking, consenting to or acquiescing in the relief therein provided, or (iii) have entered against it an order for relief in any involuntary case commenced under the Bankruptcy Code;

                           (c) seek relief as a debtor under any applicable
                  law, other than the Bankruptcy Code, of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors, or consent to or acquiesce in such relief;

                           (d) have entered against it an order by a court of
                  competent jurisdiction (i) finding it to be bankrupt or insolvent, (ii) ordering or approving its liquidation or reorganization as a debtor or any modification or alteration of the rights of its creditors or (iii) assuming custody of, or appointing a receiver or other custodian for, all or a substantial portion of its property; or

                           (e) make an assignment for the benefit of, or enter
                  into a composition with, its creditors, or appoint, or consent to the appointment of, or suffer to exist a receiver or other custodian for, all or a substantial portion of its property.

         8.2. Certain Actions Following an Event of Default. If any one or more Events of Default shall occur and be continuing, then in each and every such case:

                  8.2.1. Terminate Obligation to Extend Credit. Upon written request of the Required Lenders, the Agent shall terminate the obligations of the Lenders to make any further extensions of credit under the Credit Documents by furnishing notice of such termination to the Borrower; provided, however, that if a Bankruptcy Default shall have occurred, the obligations of the Lenders to make any further extensions of credit under the Credit Documents shall automatically terminate.

                  8.2.2. Specific Performance; Exercise of Rights. Upon written request of the Required Lenders, the Agent shall proceed to protect and enforce the Lenders' rights by suit in equity, action at law and/or other appropriate proceeding, either for specific performance of any covenant or condition contained in this Agreement or any other Credit Document or in any instrument or assignment delivered to the Lenders pursuant to this Agreement or any other Credit Document, or in aid of the exercise of any power granted in this Agreement or any other Credit Document or any such instrument or assignment.

                  8.2.3. Acceleration. Upon written request of the Required Lenders, the Agent shall by notice in writing to the Borrower (a) declare all or any part of the unpaid balance of the Credit Obligations then outstanding to be immediately due and payable, and
         (b) require the Borrower immediately to deposit with the Agent in cash an amount equal to the then Letter of Credit Exposure (which cash shall be held and applied as provided in Section 4.3), and thereupon such unpaid balance or part thereof and such amount equal to the Letter of Credit Exposure shall become so due and payable without presentation, protest or further demand or notice of any kind, all of which are hereby expressly waived; provided, however, that if a Bankruptcy Default shall have occurred, the unpaid balance of the Credit Obligations shall automatically become immediately due and payable.

                  8.2.4. Enforcement of Payment; Setoff. Upon written request of the Required Lenders, the Agent shall proceed to enforce payment of the Credit Obligations in such manner as it may elect, to cancel, or instruct other Letter of Credit Issuers to cancel, any outstanding Letters of Credit which permit the cancellation thereof. The Lenders may offset and apply toward the payment of the Credit Obligations (and/or toward the curing of any Event of Default) any Indebtedness from the Lenders to the respective Obligors, including any Indebtedness represented by deposits in any account maintained with the Lenders, regardless of the adequacy of any security for the Credit Obligations. The Lenders shall have no duty to determine the adequacy of any such security in connection with any such offset.

                  8.2.5. Cumulative Remedies. To the extent not prohibited by applicable law which cannot be waived, all of the Lenders' rights hereunder and under each other Credit Document shall be cumulative.

         8.3. Annulment of Defaults. Once an Event of Default has occurred, such Event of Default shall be deemed to exist and be continuing for all purposes of the Credit Documents until the Required Lenders or the Agent (with the consent of the Required Lenders) shall have waived such Event of Default in writing, stated in writing that the same has been cured to such Lenders' reasonable satisfaction or entered into an amendment to this Agreement which by its express terms cures such Event of Default, at which time such Event of Default shall no longer be deemed to exist or to have continued. No such action by the Lenders or the Agent shall extend to or affect any subsequent Event of Default or impair any rights of the Lenders upon the occurrence thereof. The making of any extension of credit during the existence of any Default or Event of Default shall not constitute a waiver thereof.

         8.4. Waivers. To the extent that such waiver is not prohibited by the provisions of applicable law that cannot be waived, each of the Company and the other Obligors waives:

                           (a) all presentments, demands for performance,
                  notices of nonperformance (except to the extent required by this Agreement or any other Credit Document), protests, notices of protest and notices of dishonor;

                           (b) any requirement of diligence or promptness on
                  the part of the Agent or any Lender in the enforcement of its rights under this Agreement or any other Credit Document;

                           (c) any and all notices of every kind and
                  description which may be required to be given by any statute or rule of law; and

                           (d) any defense (other than indefeasible payment in
                  full) which it may now or hereafter have with respect to its liability under this Agreement or any other Credit Document or with respect to the Credit Obligations.

9.       Expenses; Indemnity.

         9.1. Expenses. Whether or not the transactions contemplated hereby shall be consummated, the Borrower will pay:

                           (a) all reasonable expenses of the Agent (including
                  the out-of-pocket expenses related to forming the group of Lenders and reasonable fees and disbursements of the counsel to the Agent) in connection with the negotiation, preparation and duplication of this Agreement and each other Credit Document, examinations by, and reports of, the Agent's commercial financial examiners, fixed asset appraisers and environmental consultants, the annual Agent's fee of $25,000 and amendments, waivers, consents and other operations hereunder and thereunder;

                           (b) all other reasonable expenses incurred by the
                  Agent, the Lenders or the holder of any Credit Obligation in connection with the enforcement of any rights hereunder or under any other Credit Document or any work-out negotiations relating to the Credit Obligations, including costs of collection and reasonable attorneys' fees (including a reasonable allowance for the hourly cost of attorneys employed by the Lenders on a salaried basis) and expenses.

         9.2. General Indemnity. The Borrower shall indemnify the Lenders and the Agent and hold them harmless from any liability, loss or damage resulting from the violation by the Borrower of Section 2.3. In addition, the Borrower shall indemnify each Lender, the Agent, each of the Lenders' or the Agent's directors, officers, employees, agents, attorneys, accountants, consultants and Affiliates (each Lender, the Agent and each of such directors, officers, employees, agents, attorneys, accountants, consultants and Affiliates is referred to as an "Indemnified Party") and hold each of them harmless from and against any and all claims, damages, liabilities and reasonable expenses (including reasonable fees and disbursements of counsel with whom any Indemnified Party may consult in connection therewith and all reasonable expenses of litigation or preparation therefor) which any Indemnified Party may incur or which may be asserted against any Indemnified Party in connection with
(a) the Indemnified Party's compliance with or contest of any subpoena or other process issued against it in any proceeding involving the Company or any of its Subsidiaries or their Affiliates, (b) any litigation or investigation involving the Company, any of its Subsidiaries or their Affiliates, or any officer, director or employee thereof, or (c) this Agreement, any other Credit Document or any transaction contemplated hereby or thereby; provided, however, that the foregoing indemnity shall not apply (i) to litigation commenced by the Borrower against the Lenders or the Agent which seeks enforcement of any of the rights of the Borrower hereunder or under any other Credit Document and is determined adversely to the Lenders or the Agent in a final nonappealable judgment or (ii) to any Indemnified Party to the extent such claims, damages, liabilities and expenses are determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's own gross negligence or willful misconduct. THE BORROWER EXPRESSLY ACKNOWLEDGES THAT IT MAY BE REQUIRED TO INDEMNIFY PERSONS AGAINST THEIR OWN NEGLIGENCE.

         9.3. Indemnity With Respect to Letters of Credit. The Borrower shall indemnify each Letter of Credit Issuer and its correspondents and hold each of them harmless from and against any and all claims, losses, liabilities, damages and reasonable expenses (including reasonable attorneys' fees) arising from or in connection with any Letter of Credit, including any such claim, loss, liability, damage or expense arising out of any transfer, sale, delivery, surrender or endorsement of any invoice, bill of lading, warehouse receipt or other document at any time held by the Agent, such Letter of Credit Issuer or held for their respective accounts by any of their correspondents, in connection with any Letter of Credit, except to the extent such claims, losses, liabilities, damages and expenses are determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from gross negligence or willful misconduct on the part of the Agent or any other Letter of Credit Issuer.

10.      Operations; Agent.

         10.1. Interests in Credits. The Percentage Interest of each Lender in the respective portions of the Loan and Letter of Credit Exposure, and the related Commitments, shall be computed based on the maximum principal amount for each Lender as set forth in the Register, as from time to time in effect. The current Percentage Interests are set forth in Exhibit 10.1, which may be updated by the Agent from time to time to conform to the Register.

         10.2. Agent's Authority to Act, etc. Each of the Lenders appoints and authorizes Fleet to act for the Lenders as the Lenders' Agent in connection with the transactions contemplated by this Agreement and the other Credit Documents on the terms set forth herein. All action in connection with the enforcement of, or the exercise of any remedies (other than the Lenders' rights of set-off as provided in Section 8.2.4 or in any Credit Document) in respect of the Credit Obligations and Credit Documents shall be taken by the Agent.

                  10.2.1. Borrower to Pay Agent, etc. The Borrower and each Guarantor shall be fully protected in making all payments in respect of the Credit Obligations to the Agent, in relying upon consents, modifications and amendments executed by the Agent purportedly on the Lenders' behalf, and in dealing with the Agent as herein provided. The Agent may charge the accounts of the Borrower, on the dates when the amounts thereof become due and payable, with the amounts of the principal of and interest on the Loan, any amounts paid by the Letter of Credit Issuers to third parties under Letters of Credit or drafts presented thereunder, commitment fees, Letter of Credit fees and all other fees and amounts owing under any Credit Document.

         10.3. Lender Operations for Advances, Letters of Credit, etc.

                  10.3.1. Advances. On each Closing Date, each Lender shall advance to the Agent in immediately available funds such Lender's Percentage Interest in the portion of the Loan advanced on such Closing Date prior to 12:00 noon (Boston time). If such funds are not received at such time, but all applicable conditions set forth in
         Section 5 have been satisfied, each Lender authorizes and requests the Agent to advance for the Lender's account, pursuant to the terms hereof, the Lender's respective Percentage Interest in such portion of the Loan and agrees to reimburse the Agent in immediately available funds for the amount thereof prior to 2:00 p.m. (Boston time) on the day any portion of the Loan is advanced hereunder; provided, however, that the Agent is not authorized to make any such advance for the account of any Lender who has previously notified the Agent in writing that such Lender will not be performing its obligations to make further advances hereunder; and provided, further, that the Agent shall be under no obligation to make any such advance.

                  10.3.2. Letters of Credit. Each of the Lenders authorizes and requests each Letter of Credit Issuer to issue the Letters of Credit provided for in Section 2.2 and to grant each Lender a participation in each of such Letters of Credit in an amount equal to its Percentage Interest in the amount of each such Letter of Credit. Promptly upon the request of the Letter of Credit Issuer, each Lender shall reimburse the Letter of Credit Issuer in immediately available funds for such Lender's Percentage Interest in the amount of all obligations to third parties incurred by the Letter of Credit Issuer in respect of each Letter of Credit and each draft accepted under a Letter of Credit to the extent not reimbursed by the Borrower by 2:00 p.m. (Boston time) on the Banking Day when due. The Letter of Credit Issuer will notify each Lender of the issuance of any Letter of Credit, the amount and date of payment of any draft drawn or accepted under a Letter of Credit and whether in connection with the payment of any such draft the amount thereof was added to the Revolving Loan or was reimbursed by the Borrower.

                  10.3.3. Agent to Allocate Payments, etc. All payments of principal and interest in respect of the extensions of credit made pursuant to this Agreement, reimbursement of amounts paid by any Letter of Credit Issuer to third parties under Letters of Credit or drafts presented thereunder, commitment fees, Letter of Credit fees and other fees under this Agreement shall, as a matter of convenience, be made by the Borrower and the Guarantors to the Agent in immediately available funds by noon (Boston time) on any Banking Day. The share of each Lender shall be credited to such Lender by the Agent in immediately available funds by 2:00 p.m. (Boston time) on such Banking Day in such manner that the principal amount of the Credit Obligations to be paid shall be paid proportionately in accordance with the Lenders' respective Percentage Interests in such Credit Obligations, except as otherwise provided in this Agreement. Under no circumstances shall any Lender be required to produce or present its Notes as evidence of its interests in the Credit Obligations in any action or proceeding relating to the Credit Obligations.

                  10.3.4. Nonperforming Lenders. In the event that any Lender fails to reimburse the Agent pursuant to Sections 10.3.1 or 10.3.2 for the Percentage Interest of such lender (a "Nonperforming Lender") in any credit advanced by the Agent pursuant hereto, overdue amounts (the "Delinquent Payment") due from the Nonperforming Lender to the Agent shall bear interest, payable by the Nonperforming Lender on demand, at a per annum rate equal to (a) the Federal Funds Rate for the first three days overdue and (b) the sum of 2% plus the Federal Funds Rate for any longer period. Such interest shall be payable to the Agent for its own account for the period commencing on the date of the Delinquent Payment and ending on the date the Nonperforming Lender reimburses the Agent on account of the Delinquent Payment (to the extent not paid by any Obligor as provided below) and the accrued interest thereon (the "Delinquency Period"), whether pursuant to the assignments referred to below or otherwise. Upon notice by the Agent, the Borrower will pay to the Agent the principal (but not the interest) portion of the Delinquent Payment. During the Delinquency Period, in order to make reimbursements for the Delinquent Payment and accrued interest thereon, the Nonperforming Lender shall be deemed to have assigned to the Agent all interest, commitment fees and other payments made by the Borrower under Section 3 that would have thereafter otherwise been payable under the Credit Documents to the Nonperforming Lender. During any period in which any Nonperforming Lender is not performing its obligations to extend credit under Section 2, the Nonperforming Lender shall be deemed to have assigned to each Lender that is not a Nonperforming Lender (a "Performing Lender") all principal and other payments made by the Borrower under Section 4 that would have thereafter otherwise been payable under the Credit Documents to the Nonperforming Lender. The Agent shall credit a portion of such payments to each Performing Lender in an amount equal to the Percentage Interest of such Performing Lender in an amount equal to the Percentage Interest of such Performing Lender divided by one minus the Percentage Interest of the Nonperforming Lender until the respective portions of the Loan owed to all the Lenders are the same as the Percentage Interests of the Lenders immediately prior to the failure of the Nonperforming Lender to perform its obligations under
         Section 2. The foregoing provisions shall be in addition to any other remedies the Agent, the Performing Lenders or the Borrower may have under law or equity against the Nonperforming Lender as a result of the Delinquent Payment or as a result of its failure to perform its obligations under Section 2.

         10.4. Sharing of Payments, etc. Each Lender agrees that (a) if by exercising any right of set-off or counterclaim or otherwise, it shall receive payment of (i) a proportion of the aggregate amount due with respect to its Percentage Interest in the Loan and Letter of Credit Exposure which is greater than (ii) the proportion received by any other Lender in respect of the aggregate amount due with respect to such other Lender's Percentage Interest in the Loan and Letter of Credit Exposure and (b) if such inequality shall continue for more than 10 days, the Lender receiving such proportionately greater payment shall purchase participations in the Percentage Interests in the Loan and Letter of Credit Exposure held by the other Lenders, and such other adjustments shall be made from time to time (including rescission of such purchases of participations in the event the unequal payment originally received is recovered from such Lender through bankruptcy proceedings or otherwise), as may be required so that all such payments of principal and interest with respect to the Loan and Letter of Credit Exposure held by the Lenders shall be shared by the Lenders pro rata in accordance with their respective Percentage Interests; provided, however, that this Section 10.4 shall not impair the right of any Lender to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of Indebtedness of any Obligor other than such Obligor's Indebtedness with respect to the Loan and Letter of Credit Exposure. Each Lender that grants a participation in the Credit Obligations to a Credit Participant shall require as a condition to the granting of such participation that such Credit Participant agree to share payments received in respect of the Credit Obligations as provided in this Section 10.4. The provisions of this Section 10.4 are for the sole and exclusive benefit of the Lenders and no failure of any Lender to comply with the terms hereof shall be available to any Obligor as a defense to the payment of the Credit Obligations.

         10.5. Agent's Resignation. The Agent may resign at any time by giving at least 60 days' prior written notice of its intention to do so to each of the Lenders and the Company and upon the appointment by the Required Lenders of a successor Agent reasonably satisfactory to the Company. After any retiring Agent's resignation hereunder as Agent, or the removal hereunder of any successor Agent, the provisions of this Agreement shall continue to inure to the benefit of such retiring or removed Agent as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

         10.6. Concerning the Agent.

                  10.6.1. Action in Good Faith, etc. The Agent and its officers, directors, employees and agents shall be under no liability to any of the Lenders or to any future holder of any interest in the Credit Obligations for any action or failure to act taken or suffered in good faith, and any action or failure to act in accordance with an opinion of its counsel shall conclusively be deemed to be in good faith. The Agent shall in all cases be entitled to rely, and shall be fully protected in relying, on instructions given to the Agent by the Required Lenders.

                  10.6.2. No Implied Duties, etc. The Agent shall have and may exercise such powers as are specifically delegated to the Agent under this Agreement or any other Credit Document together with all other powers incidental thereto. The Agent shall have no implied duties to any Person or any obligation to take any action under this Agreement or any other Credit Document except for action specifically provided for in this Agreement or any other Credit Document to be taken by the Agent.

                  10.6.3. Validity, etc. The Agent shall not be responsible to any Lender or any future holder of any interest in the Credit Obligations (a) for the legality, validity, enforceability or effectiveness of this Agreement or any other Credit Document, (b) for any recitals, reports, representations, warranties or statements contained in or made in connection with this Agreement or any other Credit Document or (c) for the existence or value of any assets included in any security for the Credit Obligations.

                  10.6.4. Compliance. The Agent shall not be obligated to ascertain or inquire as to the performance or observance of any of the terms of this Agreement or any other Credit Document; and in connection with any extension of credit under this Agreement or any other Credit Document, the Agent shall be fully protected in relying on a certificate of the Borrower as to the fulfillment by the Borrower of any conditions to such extension of credit.

                  10.6.5. Employment of Agents and Counsel. The Agent may execute any of its duties as Agent under this Agreement or any other Credit Document by or through employees, agents and attorneys-in-fact and shall not be responsible to any of the Lenders, the Borrower or any other Obligor for the default or misconduct of any such agents or attorneys-in-fact selected by the Agent acting in good faith. The Agent shall be entitled to advice of counsel concerning all matters pertaining to the agency hereby created and its duties hereunder or under any other Credit Document.

                  10.6.6. Reliance on Documents and Counsel. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any affidavit, certificate, cablegram, consent, instrument, letter, notice, order, document, statement, telecopy, telegram, telex or teletype message or writing reasonably believed in good faith by the Agent to be genuine and correct and to have been signed, sent or made by the Person in question, including any telephonic or oral statement made by such Person, and, with respect to legal matters, upon an opinion or the advice of counsel selected by the Agent.

                  10.6.7. Agent's Reimbursement. Each of the Lenders severally agrees to reimburse the Agent, pro rata in accordance with such Lender's Percentage Interest, for any reasonable expenses not reimbursed by the Borrower or the Guarantors (without limiting the obligation of the Borrower or the Guarantors to make such reimbursement): (a) for which the Agent is entitled to reimbursement by the Borrower or the Guarantors under this Agreement or any other Credit Document, and (b) after the occurrence and during the continuance of a Default, for any other reasonable expenses incurred by the Agent on the Lenders' behalf in connection with the enforcement of the Lenders' rights under this Agreement or any other Credit Document; provided, however, that the Agent shall not be reimbursed for any such expenses arising as a result of its gross negligence or willful misconduct.

         10.7. Rights as a Lender. With respect to any credit extended by it hereunder, Fleet shall have the same rights, obligations and powers hereunder as any other Lender and may exercise such rights and powers as though it were not the Agent, and unless the context otherwise specifies, Fleet shall be treated in its individual capacity as though it were not the Agent hereunder. Without limiting the generality of the foregoing, the Percentage Interest of Fleet shall be included in any computations of Percentage Interests. Fleet and its Affiliates may accept deposits from, lend money to, act as trustee for and generally engage in any kind of banking or trust business with the Company, any of its Subsidiaries or any Affiliate of any of them and any Person who may do business with or own an equity interest in the Company, any of its Subsidiaries or any Affiliate of any of them, all as if Fleet were not the Agent and without any duty to account therefor to the other Lenders.

         10.8. Independent Credit Decision. Each of the Lenders acknowledges that it has independently and without reliance upon the Agent, based on the financial statements and other documents referred to in Section 7.2, on the other representations and warranties contained herein and on such other information with respect to the Company and its Subsidiaries as such Lender deemed appropriate, made such Lender's own credit analysis and decision to enter into this Agreement and to make the extensions of credit provided for hereunder. Each Lender represents to the Agent that such Lender will continue to make its own independent credit and other decisions in taking or not taking action under this Agreement or any other Credit Document. Each Lender expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to such Lender, and no act by the Agent taken under this Agreement or any other Credit Document, including any review of the affairs of the Company and its Subsidiaries, shall be deemed to constitute any representation or warranty by the Agent. Except for notices, reports and other documents expressly required to be furnished to each Lender by the Agent under this Agreement or any other Credit Document, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition, financial or otherwise, or creditworthiness of the Company or any Subsidiary which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

         10.9. Indemnification. The Lenders shall severally indemnify the Agent and its officers, directors, employees, agents, attorneys, accountants, consultants and controlling Persons (to the extent not reimbursed by the Obligors and without limiting the obligation of any of the Obligors to do so), pro rata in accordance with their respective Percentage Interests, from and against any and all liabilities, obligations, damages, penalties, actions, judgments, suits, losses (including accrued and unpaid Agent's fees), costs, expenses or disbursements of any kind whatsoever which may at any time be imposed on, incurred by or asserted against the Agent or such Persons relating to or arising out of this Agreement, any other Credit Document, the transactions contemplated hereby or thereby, or any action taken or omitted by the Agent in connection with any of the foregoing; provided, however, that the foregoing shall not extend to actions or omissions which are determined in a final, nonappealable judgment by a court of competent jurisdiction to have taken by the Agent with gross negligence or willful misconduct.

11. Successors and Assigns; Lender Assignments and Participations. Any reference in this Agreement or any other Credit Document to any of the parties hereto shall be deemed to include the successors and assigns of such party, and all covenants and agreements by or on behalf of the Company, the other Obligors, the Agent or the Lenders that are contained in this Agreement or any other Credit Document shall bind and inure to the benefit of their respective successors and assigns; provided, however, that (a) the Company and its Subsidiaries may not assign their rights or obligations under this Agreement or any other Credit Document except for mergers or liquidations permitted by
Section 6.9, and (b) the Lenders shall be not entitled to assign their respective Percentage Interests in the credits extended hereunder or their Commitments except as set forth below in this Section 11.

         11.1. Assignments by Lenders.

                  11.1.1. Assignees and Assignment Procedures. Each Lender may, in compliance with applicable laws in connection with such assignment, assign to one or more Eligible Assignees (each, an "Assignee") all or a portion of its interests, rights and obligations under this Agreement and the other Credit Documents, including all or a portion of its Commitment, the portion of the Loan and Letter of Credit Exposure at the time owing to it and any Notes held by it, but excluding its rights and obligations as a Letter of Credit Issuer; provided, however, that the parties to each such assignment shall execute and deliver to the Agent an Assignment and Acceptance (the "Assignment and

         Acceptance") substantially in the form of Exhibit 11.1.1, together with the Note subject to such assignment and, except in the event of a transfer pursuant to Section 11.3 or to another Lender, any Eligible Assignee that acquires all or a substantial portion of the assets of a Lender or an Affiliate of a Lender, a processing fee of $3,500 payable to the Agent by the assigning Lender (or as the assigning Lender and the Assignee may otherwise agree between themselves).

Upon acceptance and recording pursuant to Section 11.1.4, from and after the effective date specified in each Assignment and Acceptance (which effective date shall be at least five Banking Days after the execution thereof unless waived by the Agent):

                              (i) the Assignee shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and

                              (ii) the assigning Lender shall, to the extent provided in such assignment, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.2.4, 3.4 and 9, as well as to any fees accrued for its account hereunder and not yet paid).

                  11.1.2. Terms of Assignment and Acceptance. By executing and delivering an Assignment and Acceptance, the assigning Lender and the Assignee shall be deemed to confirm to and agree with each other and the other parties hereto as follows:

                           (a) other than the representation and warranty that
                  it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Credit Document or any other instrument or document furnished pursuant hereto;

                           (b) such assigning Lender makes no representation or
                  warranty and assumes no responsibility with respect to the financial condition of the Company and its Subsidiaries or the performance or observance by the Company or any of its Subsidiaries of any of its obligations under this Agreement, any other Credit Document or any other instrument or document furnished pursuant hereto;

                           (c) such Assignee confirms that it has received a
                  copy of this Agreement, together with copies of the most recent financial statements delivered pursuant to Section 7.2 or Section 6.4 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;

                           (d) such Assignee will independently and without
                  reliance upon the Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement;

                           (e) such Assignee appoints and authorizes the Agent
                  to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and

                           (f) such Assignee agrees that it will perform in
                  accordance with the terms of this Agreement all the obligations which are required to be performed by it as a Lender.

                  11.1.3. Register. The Agent shall maintain at the Boston Office (solely for the limited purpose set forth in this Section 11.1.3, as the agent of the Borrower) a register (the "Register") for the recordation of (a) the names and addresses of the Lenders and the Assignees which assume rights and obligations pursuant to an assignment under Section 11.1.1, (b) the Percentage Interest of each such Lender as set forth in Exhibit 10.1 and (c) the amount of the Loan and Letter of Credit Exposure owing to each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agent and the Lenders may treat each Person whose name is registered therein for all purposes as a party to this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  11.1.4. Acceptance of Assignment and Assumption. Upon its receipt of a completed Assignment and Acceptance executed by an assigning Lender and an Assignee (and any necessary consent of the Agent and the Company) together with the processing and recordation fee referred to in Section 11.1.1 and, to the extent necessary, the Note being assigned, the Agent shall (a) accept such Assignment and Acceptance, (b) record the information contained therein in the Register and (c) give prompt notice thereof to the Borrower. Within five Banking Days after receipt of notice, the Borrower, at its own expense, shall execute and deliver to the Agent (in exchange for the surrendered Note if such Note must be surrendered or reissued as a result of such assignment) a new Note to the order of such Assignee in a principal amount equal to the applicable Commitment and Loan assumed by it pursuant to such Assignment and Acceptance. If the assigning Lender has retained a Commitment and Loan, its Note shall be deemed to be then outstanding in a principal amount equal to the applicable Commitment and Loan retained by it.

                  11.1.5. Federal Reserve Bank. Notwithstanding the foregoing provisions of this Section 11 (without the consent of or notice to the Agent or the Company), any Lender may at any time pledge all or any portion of such Lender's rights under this

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         Agreement and the other Credit Documents to a Federal Reserve Bank or, in the case of any Lender that is a fund, to the trustee of such fund to support the fund's obligations to such trustee; provided, however, that no such pledge or assignment shall release such Lender from such Lender's obligations hereunder or under any other Credit Document.

                  11.1.6. Further Assurances. The Company and its Subsidiaries shall sign such documents and take such other actions from time to time reasonably requested by an Assignee to enable it to share in the benefits of the rights created by the Credit Documents.

         11.2. Credit Participants. Each Lender may, without the consent of the Company or the Agent, in compliance with applicable laws in connection with such participation, sell to one or more commercial banks, other financial institutions or funds in the business of making or purchasing loans similar to the Credit Obligations (each a "Credit Participant") participations in all or a portion of its interests, rights and obligations under this Agreement and the other Credit Documents (including all or a portion of its Commitment, the Loan and Letter of Credit Exposure owing to it and the Note held by it); provided, however, that:

                           (a) such Lender's obligations under this Agreement
                  shall remain unchanged;

                           (b) such Lender shall remain solely responsible to
                  the other parties hereto for the performance of such obligations;

                           (c) the Credit Participant shall be entitled to the
                  benefit of the cost protection provisions contained in Sections 3.2.4, 3.5 and 9, but shall not be entitled to receive any greater payment thereunder than the selling Lender would have been entitled to receive with respect to the interest so sold if such interest had not been sold; and

                           (d) the Borrower, the Agent and the other Lenders
                  shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and, under any agreements between such Lender and such Credit Participant, such Lender shall retain the sole right as one of the Lenders to vote (and to determine how to vote) with respect to the enforcement of the obligations of the Obligors relating to the Loan and Letter of Credit Exposure and the approval of any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications, consents or waivers described in clause (b) of the proviso to Section 14.1, with respect to which the Credit Participant may determine how to vote).

Each Obligor agrees, to the fullest extent permitted by applicable law, that any Credit Participant and any Lender purchasing a participation from another Lender pursuant to Section 10.5 may exercise all rights of payment (including the right of set-off), with respect to its participation as fully as if such Credit Participant or such Lender were the direct creditor of the Obligors and a Lender hereunder in the amount of such participation.

         11.3. Special Purpose Funding Vehicles. Notwithstanding anything to the contrary contained herein, any Lender (a "Granting Lender") may grant to a special purpose funding vehicle identified in writing by the Granting Lender to the Agent and the Borrower from time to time (an "SPV") the option to provide to the Borrower all or part of any extension of credit that such Granting Lender would otherwise be obligated to make to the Borrower pursuant hereto; provided, however, that (a) nothing herein shall constitute a commitment by any SPV to make any extension of credit, (b) if an SPV elects not to exercise such option or otherwise fails to provide all or any part of such extension of credit, the Granting Lender shall be obligated to make such extension of credit pursuant to the terms hereof and (c) the Granting Lender shall remain for all purposes the Lender of record under the Credit Documents, including for the purposes of approving amendments, waivers and other modifications of the Credit Documents. The making of an extension of credit by an SPV hereunder shall utilize the Commitment of the Granting Lender to the same extent as if such extension of credit had been made by such Granting Lender. No SPV shall be liable for any indemnity or similar payment obligation under the Credit Documents (all liability for which shall remain with the Granting Lender). Prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPV, no party hereto will institute against, or join any other Person in instituting against, such SPV any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings. In addition, notwithstanding anything to the contrary contained herein, any SPV may (i) with notice to, but without the prior consent of, the Borrower and the Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Credit Obligations to the Granting Lender or to any financial institutions (consented to in writing by the Borrower and Agent) providing liquidity or credit support to such SPV to support the funding or maintenance of extensions of credit and (ii) disclose on a confidential basis any non-public information relating to its extensions of credit to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPV. This Section shall survive the termination of this Agreement and may not be amended without the written consent of each SPV to which a grant has been made pursuant to this Section.

12. Confidentiality. Each Lender will make no disclosure of confidential information furnished to it by the Company or any of its Subsidiaries unless such information shall have become public, except:

                           (a) in connection with operations under or the
                  enforcement of this Agreement or any other Credit Document to Persons who have a reasonable need to be furnished such confidential information and who agree to comply with the restrictions contained in this Section 12 with respect to such information;

                           (b) pursuant to any statutory or regulatory
                  requirement or any mandatory court order, subpoena or other legal process;

                           (c) to any parent or corporate Affiliate of such
                  Lender or to any Credit Participant, proposed Credit Participant or proposed Assignee; provided, however, that any such Person shall agree to comply with the restrictions set forth in this Section 12 with respect to such information;

                           (d) to its independent counsel, auditors and other
                  professional advisors with an instruction to such Person to keep such information confidential; and

                           (e) with the prior written consent of the Company,
                  to any other Person.

Notwithstanding the foregoing, except as reasonably necessary to comply with applicable securities laws, the Agent and the Lenders (and each employee, representative, agent or advisor of the Agent or the Lenders) may disclose to any and all persons, without limitation of any kind, the U.S. tax treatment and U.S. tax structure of this transaction and the portions of all materials of any kind (including opinions or other tax analyses) that are provided to the Agent or the Lenders relating to such tax treatment and tax structure.

13. Notices. Except as otherwise specified in this Agreement or any other Credit Document, any notice required to be given pursuant to this Agreement or any other Credit Document shall be given in writing. Any notice, consent, approval, demand or other communication in connection with this Agreement or any other Credit Document shall be deemed to be given if given in writing (including by telecopy) addressed as provided below (or to the addressee at such other address as the addressee shall have specified by notice actually received by the addressor), and if either (a) actually delivered in fully legible form to such address or (b) in the case of a letter, unless actual receipt of the notice is required by any Credit Document five days shall have elapsed after the same shall have been deposited in the United States mails, with first-class postage prepaid and registered or certified.

If to the Company or any of its Subsidiaries, to it at its address set forth in
Exhibit 7.1 to the attention of the chief financial officer.

If to any Lender or the Agent, to it at its address set forth on the signature pages of this Agreement or in the Register, with a copy to the Agent.

14.      Amendments, Consents, Waivers, etc.

         14.1. Lender Consents for Amendments. Except as otherwise set forth herein, the Agent may (and upon the written request of the Required Lenders the Agent shall) take or refrain from taking any action under this Agreement or any other Credit Document, including giving its written consent to any modification of or amendment to and waiving in writing compliance with any covenant or condition in this Agreement or any other Credit Document or any Default or Event of Default, all of which actions shall be binding upon all of the Lenders; provided, however, that:

                           (a) Except as provided below, without the written
                  consent of the Lenders owning at least 75% of the Percentage Interests no written modification of, amendment to, consent with respect to, waiver of compliance with or waiver of a Default under, any of the Credit Documents shall be made.

                           (b) Without the written consent of such Lenders as
                  own 100% of the Percentage Interests :

                              (i) None of the conditions specified in Section 5 shall be amended, waived or modified.

                              (ii) No incurrence or existence of any Lien on all or substantially all of the assets of the Borrower shall be permitted.

                              (iii) No contractual subordination of the Loans
                                    or any other portion of the Credit
                                    Obligations to any other Indebtedness shall be permitted.

                              (iv) No alteration shall be made of the Lenders' rights of set-off contained in Section 8.2.4.

                              (v)   No amendment to or modification of this
                                    Section 14.1 or the definition of "Required
                                    Lenders" shall be made.

                           (c) Without the written consent of each Lender that
                  is directly affected thereby, as well as such Lenders as own at least 75% of the Percentage Interests (disregarding the Percentage Interest of Nonperforming Lender so long as such Lender is treated equally with the other Lenders with respect to any actions enumerated below):

                              (i)   No reduction shall be made in (A) the
                                    amount of principal of the Loan owing to such Lender or reimbursement obligations for payments made under Letters of Credit payable or participated to such Lender, (B) the interest rate on the portion of the Loan owing to such Lender or (C) the Letter of Credit fees or commitment fees owing to such Lender with respect to the credit facility provided herein (other than amendments and waivers approved by the Required Lenders that modify defined terms used in calculating the Applicable Margin or Consolidated Excess Cash Flow or that waive an increase in the Applicable Rate as a result of an Event of Default).

                              (ii)  No change shall be made in the stated,
                                    scheduled time of payment of any portion of the Loan owing to such Lender or interest thereon or reimbursement of payments made under Letters of Credit or fees relating to any of the foregoing payable to such Lender and no waiver shall be made of any Default under Section 8.1.1 with respect to such Lender .

                              (iii) No increase shall be made in the amount, or
                                    extension of the term, of the stated
                                    Commitments of such Lender beyond that
                                    provided for under Section 2.

                           (d) Without the written consent of the Agent, no
                  amendment or modification of any Credit Document shall affect the rights or duties of the Agent under the Credit Documents.

                           (e) Without the written consent of a Letter of
                  Credit Issuer, no amendment or modification of any Credit Document shall affect the rights or duties of such Letter of Credit Issuer under the Credit Documents.

         14.2. Course of Dealing; No Implied Waivers. No course of dealing between any Lender or the Agent, on one hand, and the Borrower or any other Obligor, on the other hand, shall operate as a waiver of any of the Lenders' or the Agent's rights under this Agreement or any other Credit Document or with respect to the Credit Obligations. In particular, no delay or omission on the part of any Lender or the Agent in exercising any right under this Agreement or any other Credit Document or with respect to the Credit Obligations shall operate as a waiver of such right or any other right hereunder or thereunder. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion. No waiver, consent or amendment with respect to this Agreement or any other Credit Document shall be binding unless it is in writing and signed by the Agent or the Required Lenders.

15.      General Provisions.

         15.1. Defeasance. When all Credit Obligations have been paid, performed and reasonably determined by the Agent to have been indefeasibly discharged in full, and if at the time no Lender continues to be committed to extend any credit to the Company hereunder or under any other Credit Document, this Agreement and the other Credit Documents shall terminate. Thereupon, on the Obligors' demand and at their cost and expense, the Agent shall execute proper instruments, acknowledging satisfaction of and discharging this Agreement and the other Credit Documents; provided, however, that Sections 3.2.4, 3.4, 9, 10.6.7, 10.9, 12 and 15 shall survive the termination of this Agreement.

         15.2. No Strict Construction. The parties have participated jointly in the negotiation and drafting of this Agreement and the other Credit Documents with counsel sophisticated in financing transactions. In the event an ambiguity or question of intent or interpretation arises, this Agreement and the other Credit Documents shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement and the other Credit Documents.

         15.3. Venue; Service of Process; Certain Waivers. Each of the Borrower, the other Obligors, the Agent and the Lenders:

                           (a) Irrevocably submits to the nonexclusive
                  jurisdiction of the state courts of The Commonwealth of Massachusetts and to the nonexclusive jurisdiction of the United States District Court for the District of Massachusetts for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement or any other Credit Document or the subject matter hereof or thereof;

                           (b) Waives to the extent not prohibited by
                  applicable law that cannot be waived, and agrees not to assert, by way of motion, as a defense or otherwise, in any such proceeding brought in any of the above-named courts, any claim that it is not subject personally to the jurisdiction of such court, that its property is exempt or immune from attachment or execution, that such proceeding is brought in an inconvenient forum, that the venue of such proceeding is improper, or that this Agreement or any other Credit Document, or the subject matter hereof or thereof, may not be enforced in or by such court;

                           (c) Consents to service of process in any such
                  proceeding in any manner at the time permitted by Chapter 223A of the General Laws of The Commonwealth of Massachusetts and agrees that service of process by registered or certified mail, return receipt requested, at its address specified in or pursuant to Section 13 is reasonably calculated to give actual notice; and

                           (d) Waives to the extent not prohibited by
                  applicable law that cannot be waived any right it may have to claim or recover in any such proceeding any special, exemplary, punitive or consequential damages.

         15.4. WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, EACH OF THE BORROWER, THE OTHER OBLIGORS, THE AGENT AND THE LENDERS WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM OR PROCEEDING ARISING OUT OF THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT OR THE SUBJECT MATTER HEREOF OR THEREOF OR ANY CREDIT OBLIGATION OR IN ANY WAY CONNECTED WITH THE DEALINGS OF THE LENDERS, THE AGENT, THE BORROWER OR ANY OTHER OBLIGOR IN CONNECTION WITH ANY OF THE ABOVE, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN CONTRACT, TORT OR OTHERWISE. Each of the Borrower and the other Obligors acknowledges that it has been informed by the Agent that the foregoing sentence constitutes a material inducement upon which each of the Lenders has relied and will rely in entering into this Agreement and any other Credit Document. Any Lender, the Agent, the Borrower or any other Obligor may file an original counterpart or a copy of this Agreement with any court as written evidence of the consent of the Borrower, the other Obligors, the Agent and the Lenders to the waiver of their rights to trial by jury.

         15.5. Interpretation; Governing Law; etc. Time is (and shall be) of the essence in this Agreement and the other Credit Documents. All covenants, agreements, representations and warranties made in this Agreement or any other Credit Document or in certificates delivered pursuant hereto or thereto shall be deemed to have been relied on by each Lender, notwithstanding any investigation made by any Lender on its behalf, and shall survive the execution and delivery to the Lenders hereof and thereof. The invalidity or unenforceability of any provision hereof shall not affect the validity or enforceability of any other provision hereof, and any invalid or unenforceable provision shall be modified so as to be enforced to the maximum extent of its validity or enforceability. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. This Agreement and the other Credit Documents constitute the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous understandings and agreements, whether written or oral. This Agreement may be executed in any number of counterparts which together shall constitute one instrument. This Agreement shall be governed by and construed in accordance with the laws (other than the conflict of laws rules) of The Commonwealth of Massachusetts.



[The rest of this page is intentionally blank.]

Each of the undersigned has caused this Agreement to be executed and delivered by its duly authorized officer as an agreement under seal as of the date first above written.

AMERICAN BILTRITE INC.


By /s/ Howard N. Feist III
   --------------------------------------------------
Name:   Howard N. Feist III
Title:  Vice President and Chief Financial Officer


K&M ASSOCIATES L.P.

By:  AIMPAR, INC., its General Partner


By /s/ Howard N. Feist III
   --------------------------------------------------
Name:   Howard N. Feist III
Title:  Vice President


FLEET NATIONAL BANK


By /s/ Thomas F. Brennan
   --------------------------------------------------
Name:  Thomas F. Brennan
Title:  Senior Vice President

Fleet National Bank
Massachusetts Middle Market Division
100 Federal Street
Boston, Massachusetts 02110
Telecopy: (617) 434-8102


CITIZENS BANK OF MASSACHUSETTS


By /s/ David M. Farwell
   --------------------------------------------------
Name:   David M. Farwell
Title:  Vice President

Citizens Bank of Massachusetts
28 State Street
Boston, Massachusetts 02109
Telecopy: (617) 725-5693